UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.             )

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Simon Property Group, Inc.
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SIMON

SIMON PROPERTY GROUP, INC.

SIMON

2017 PROXY STATEMENT

March 31, 2017

Dear Fellow Stockholders:

Please join me and the Board of Directors at our 2017 Annual Meeting of Stockholders on May 10, 2017, at our headquarters in Indianapolis, Indiana. The business to be conducted at the meeting is explained in the attached Notice of Annual Meeting and Proxy Statement. We are pleased to furnish proxy materials to our stockholders over the Internet. We believe that this e-proxy process expedites stockholders' receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our Annual Meeting.

2016 was an excellent year for Simon Property Group, and I would like to thank our employees for their hard work and dedication and our stockholders for their continued interest and support of our Company.

Whether or not you plan to attend the meeting in person, please read the Proxy Statement and vote your shares. Instructions for voting by mail, Internet and telephone are included in your Notice of Internet Availability of Proxy Materials or proxy card (if you receive your materials by mail). We hope that after you have reviewed the Proxy Statement you will vote in accordance with the Board's recommendations. Your vote is important to us and our business.

Sincerely,

David Simon
Chairman of the Board and Chief Executive Officer

  NOTICE OF ANNUAL MEETING
  OF STOCKHOLDERS

MAY 10, 2017
8:30 A.M. (EDT)

Simon Property Group Headquarters
225 West Washington Street, Indianapolis, Indiana 46204

ITEMS OF BUSINESS

1.
Elect the eleven directors named in this Proxy Statement, including three directors to be elected by the voting trustees who vote the Class B common stock;

2.
Advisory vote on the frequency of executive compensation advisory votes;

3.
Advisory vote to approve executive compensation;

4.
Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017; and

5.
Other business as may properly come before the meeting or any adjournments or postponements of the meeting.

RECORD DATE

You can vote if you were a stockholder of record on March 15, 2017 (the "Record Date").

ANNUAL REPORT

Our 2016 Annual Report to Stockholders accompanies, but is not part of or incorporated into, this Proxy Statement.

PROXY VOTING

On or about March 31, 2017, a Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders (the "Notice") is first being mailed to our stockholders of record as of the Record Date and our proxy materials are first being posted on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. For those stockholders who previously requested to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, you will receive those materials as you requested.

Stockholders as of the Record Date are invited to attend the Annual Meeting, but if you cannot attend in person, please vote in advance of the meeting by using one of the methods described in the Proxy Statement. Stockholders may vote their shares (1) in person at the Annual Meeting, (2) by telephone, (3) through the Internet or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone or through the Internet are included in the Notice. If you attend and vote at the meeting, your vote at the meeting will replace any earlier vote you cast.

By order of the Board of Directors,

Steven E. Fivel
Secretary and General Counsel

March 31, 2017

 SIMON PROPERTY GROUP   2017 PROXY STATEMENT    1

 2     SIMON PROPERTY GROUP   2017 PROXY STATEMENT

PLEASE VOTE

It is very important that you vote to play a part in the future of the Company. New York Stock Exchange ("NYSE") rules provide that if your shares are held through a broker, bank, or other nominee, they cannot vote on your behalf on non-discretionary matters without your instruction.

PROPOSALS WHICH REQUIRE YOUR VOTE

PROPOSAL		MORE INFORMATION	BOARD RECOMMENDATION	BROKER NON-VOTES	ABSTENTIONS	VOTES REQUIRED FOR APPROVAL

1	Elect the eleven directors named in this Proxy Statement	Page 11	FOR ALL NOMINEES	Do not impact outcome	Do not impact outcome	More votes FOR than AGAINST. Under our By-Laws, a nominee who receives more AGAINST votes than FOR votes will be required to tender his or her resignation.
2	Advisory vote on the frequency of executive compensation advisory votes	Page 20	FOR ONE YEAR	Do not impact outcome	Do not impact outcome	Frequency receiving the greatest number of votes (i.e., every one, two, or three years) will be considered the recommendation of the stockholders.
3	Advisory vote to approve executive compensation	Page 21	FOR	Do not impact outcome	Do not impact outcome	Majority of votes cast.
4	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017	Page 43	FOR	N/A	Do not impact outcome	Majority of votes cast.

BY INTERNET USING A COMPUTER	BY TELEPHONE	BY MAIL

Vote 24/7 www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903	Cast your ballot, sign your proxy card and send by pre-paid mail

PLEASE VISIT OUR ANNUAL MEETING WEBSITE:  annualmeeting.simon.com

•
Review and download easy to read versions of our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the "Annual Report").

•
Sign up for future electronic delivery to reduce the impact on the environment.

 SIMON PROPERTY GROUP   2017 PROXY STATEMENT    3

PROXY SUMMARY

This proxy summary highlights information which may be contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

ELIGIBILITY TO VOTE (page 46)

You can vote if you were a stockholder of record at the close of business on the Record Date (March 15, 2017).

HOW TO CAST YOUR VOTE (page 3)

You can vote by any of the following methods:

•
Internet:  www.proxyvote.com until 11:59 P.M. EDT on May 9, 2017;

•
Telephone:  1-800-690-6903 until 11:59 P.M. EDT on May 9, 2017;

•
Mail:  Complete, sign and return your proxy or voting instruction card; or

•
In Person:  Vote in person by ballot at the Annual Meeting.

GOVERNANCE OF THE COMPANY (page 6)

We pride ourselves on continuing to observe and implement best practices in our corporate governance.

1.    ELECTION OF DIRECTORS (page 11)

NAME OF INDEPENDENT DIRECTOR	AGE	OCCUPATION	COMMITTEE MEMBERSHIPS

Glyn F. Aeppel	58	President and CEO of Glencove Capital	Governance and Nominating
Larry C. Glasscock	69	Retired Chairman of WellPoint, Inc. (now Anthem, Inc.)	Lead Independent Director, Audit, Governance and Nominating
Karen N. Horn, Ph.D.	73	Senior Managing Director of Brock Capital Group	Governance and Nominating (Chair)
Allan Hubbard	69	Co-Founder, Chairman and Partner of E&A Companies	Compensation, Governance and Nominating
Reuben S. Leibowitz	69	Managing Member of JEN Partners	Compensation (Chair), Audit
Gary M. Rodkin	64	Retired Chief Executive Officer and Director of ConAgra Foods, Inc.	Governance and Nominating
Daniel C. Smith, Ph.D.	59	Professor of Marketing at the Kelley School of Business, Indiana University, and President and CEO of the Indiana University Foundation	Compensation
J. Albert Smith, Jr.	76	Chairman, Chase Bank in Central Indiana and Managing Director of J.P. Morgan Private Bank	Audit (Chair), Compensation

NAME OF DIRECTOR	AGE	OCCUPATION	COMMITTEE MEMBERSHIPS

David Simon	55	Chairman of the Board and Chief Executive Officer of the Company	None
Richard S. Sokolov	67	President and Chief Operating Officer of the Company	None
Herbert Simon	82	Chairman Emeritus of the Board of the Company	None

 4     SIMON PROPERTY GROUP   2017 PROXY STATEMENT

PROXY SUMMARY

2.    ADVISORY VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTES (page 20)

3.    ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (page 21)

4.    COMPENSATION DISCUSSION AND ANALYSIS (page 22)

The Compensation Committee of the Board believes that the Company's rigorous performance-based compensation programs operated to align stockholders' interests with the compensation of our named executive officers ("NEOs") in 2016. The Compensation Committee is confident that our executive compensation program is appropriately designed to incent strong performance over the longer term.

5.    RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (page 43)

VOTING PROPOSALS	BOARD'S RECOMMENDATIONS

Proposal 1	Elect the eleven directors named in this Proxy Statement	FOR ALL NOMINEES (page 11)
Proposal 2	Advisory vote on the frequency of executive compensation advisory votes	FOR ONE YEAR (page 20)
Proposal 3	Advisory vote to approve executive compensation	FOR (page 21)
Proposal 4	Ratify the appointment of Ernst & Young, LLP as our independent registered public accounting firm for 2017	FOR (page 43)

 SIMON PROPERTY GROUP   2017 PROXY STATEMENT    5

 PROXY STATEMENT

This Proxy Statement and accompanying proxy card are being made available to stockholders on or about March 31, 2017, in connection with the solicitation by the Board of Directors (the "Board") of Simon Property Group, Inc. ("Simon", "SPG", "we", "us", "our" or the "Company") of proxies to be voted at the 2017 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the corporate headquarters of the Company located at 225 West Washington Street, Indianapolis, Indiana 46204, on May 10, 2017, at 8:30 a.m. (EDT). As required by rules adopted by the U.S. Securities and Exchange Commission (the "SEC"), the Company is making this Proxy Statement and its Annual Report available to stockholders electronically via the Internet. In addition, SPG is using the SEC's "Notice and Access" rules to provide stockholders with more options for receipt of these materials. Accordingly, on March 31, 2017, the Company will begin mailing the Notice of Internet Availability of Proxy Materials (the "Notice") to stockholders containing instructions on how to access this Proxy Statement and the Company's Annual Report via the Internet, how to vote online or by telephone, and how to receive paper copies of the documents and a proxy card.

CORPORATE GOVERNANCE OF THE COMPANY

BOARD LEADERSHIP STRUCTURE

Our Governance Principles provide for a strong Lead Independent Director role.

The Lead Independent Director presides over all meetings of the Board at which the Chairman of the Board (the "Chairman") is not present, including the regularly conducted executive sessions of the independent directors, sets Board agendas and facilitates interactions between the independent directors and the senior management team. In March of 2014, Larry C. Glasscock was appointed by our independent directors to serve as our Lead Independent Director.

David Simon has served since 2007 as the Chairman and Chief Executive Officer ("CEO"). The Board continues to believe that having David Simon fill these two leadership roles is an appropriate and efficient leadership structure. Together, our Lead Independent Director and the Chairman and CEO, deliver clear leadership, responsibility and accountability, effective decision-making and a cohesive corporate strategy.

Eight of our director nominees are independent under the requirements set forth in the New York Stock Exchange ("NYSE") Listed Company Manual.

All of the members of the Audit Committee, Governance and Nominating Committee, and Compensation Committee are independent directors under the listing requirements and rules of the NYSE and other applicable laws, rules, and regulations.

SUMMARY OF BOARD EXPERIENCE

	G. AEPPEL	L. GLASSCOCK	K. HORN	A. HUBBARD	R. LEIBOWITZ	G. RODKIN	A. SMITH	D. SMITH	D. SIMON	R. SOKOLOV	H. SIMON

High level of financial literacy and capital markets experience	X	X	X		X	X	X		X
Relevant Chief Executive Officer/President experience	X	X	X	X	X	X	X	X	X	X
Retail real estate or commercial real estate experience	X	X			X		X		X	X	X
Broad international exposure	X		X			X		X	X		X
Marketing/marketing-related technology experience				X		X		X
Governmental or geopolitical expertise			X	X						X
Risk oversight/management expertise	X	X	X	X	X	X	X	X	X	X	X

 6     SIMON PROPERTY GROUP   2017 PROXY STATEMENT

CORPORATE GOVERNANCE OF THE COMPANY

THE BOARD BELIEVES THAT ITS MEMBERS SHOULD:

• exhibit high standards of independent judgment and integrity; • have a strong record of achievements; • have an understanding of our business and the competitive environment in which we operate;

•

have diverse experiences and backgrounds, including racial and gender diversity; and

•

be committed to enhancing stockholder value on a long-term basis and have sufficient time to carry out their duties.

In addition, the Board has determined that the Board, as a whole, should strive to have the right mix of characteristics and skills necessary to effectively perform its oversight responsibilities. The Board believes that directors with one or more of the following professional skills or experiences can assist in meeting this goal:

• leadership of large and complex organizations; • accounting and finance; • e-commerce related internet-based businesses; • capital markets; • retail marketing;	• strategic planning; • real estate acquisitions, development, and operations; • banking, legal, and corporate governance; • government and governmental relationships; and • international business.

THE BOARD'S ROLE IN OVERSIGHT OF RISK MANAGEMENT

While risk management is primarily the responsibility of our management, the Board provides overall risk oversight focusing on the most significant risks we face. We have implemented a Company-wide enterprise risk management process to identify and assess the major risks we face and to develop strategies for controlling, mitigating, and monitoring risk. As part of this process, we gather information throughout our Company on an annual basis to identify and prioritize management of these major risks. The identified risks and risk mitigation strategies are validated with management and discussed with the Audit Committee on an ongoing basis.

The Audit Committee reviews our risk management programs and reports on these items to the full Board. Our Vice President of Audit Services is responsible for supervising the enterprise risk management process and in that role reports directly to the Audit Committee. Other members of senior management who have responsibility for designing and implementing various aspects of our risk management process also regularly meet with the Audit Committee. The Audit Committee discusses our identified financial and operational risks with our CEO and Chief Financial Officer and receives reports from other members of senior management with regard to our identified risks.

The Compensation Committee is responsible for overseeing risks relating to our compensation policies and practices. Specifically, the Compensation Committee oversees the design of incentive compensation arrangements for our executive officers to implement our pay-for-performance philosophy without encouraging or rewarding excessive risk-taking by our executive officers.

Our management regularly conducts additional reviews of risks, as needed, or as requested by the Board or Audit Committee.

DIRECTOR INDEPENDENCE

The Board has adopted standards to assist it in making determinations of director independence. These standards incorporate, and are consistent with, the definition of "independent" contained in the NYSE Listed Company Manual and other applicable laws, rules and regulations in effect from time to time regarding director independence. These standards are included in our Governance Principles, which are available at governanceprinciples.simon.com. In March 2014, the Board amended and restated the Governance Principles to strengthen the role of the Lead Independent Director. The Board has affirmatively determined that each person nominated by the Board for election as a director by the holders of voting shares of common stock and listed in this Proxy Statement meets these standards and is independent.

David Simon, Richard Sokolov and Herbert Simon are our employees and are not considered independent directors.

POLICIES ON CORPORATE GOVERNANCE

Good corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders and to enhance the creation of long-term stockholder value. Each year, the Governance and Nominating Committee reviews our Governance Principles and recommends to the Board any suggested modifications. Also, the Audit Committee obtains reports from management and the Company's senior internal auditing executive that the Company and its subsidiaries are operating in conformity

 SIMON PROPERTY GROUP   2017 PROXY STATEMENT    7

CORPORATE GOVERNANCE OF THE COMPANY

with the Company's Code of Business Conduct and Ethics, which can be found at codeofconduct.simon.com and advises the Board with respect to the Company's policies and procedures regarding compliance with the Company's Code of Business Conduct and Ethics. In addition, each of the Board's standing committees reviews its written charter on an annual basis to consider whether any changes are required. These charters are located on our website at committeecomposition.simon.com. In addition to clicking on the preceding links, the current version of each of these documents is available by visiting www.simon.com and navigating to "Governance" by clicking on "Investors", or by requesting a printed copy without charge upon written request to our Secretary at 225 West Washington Street, Indianapolis, Indiana 46204.

We will also either disclose on Form 8-K and/or post on our Internet website any substantive amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics that applies to any of our directors or executive officers.

ADOPTION OF PROXY ACCESS BY-LAW

In March 2017, after extensive analysis, the Governance and Nominating Committee recommended, and the Board adopted, through an amendment to our Amended and Restated By-Laws (the "By-Laws"), the ability of a stockholder, or a group of up to 20 stockholders, owning at least three percent of the Company's outstanding Class A common stock continuously for at least three years, to nominate and include in the Company's proxy materials director nominees constituting up to the greater of two nominees or 20% of the number of directors on the Board that the Class A common stockholders are entitled to elect, provided that the stockholders and the nominees satisfy the requirements in our By-Laws. Proxy access will first apply with respect to the Company's 2018 annual meeting of stockholders.

MAJORITY VOTE STANDARD FOR ELECTION OF DIRECTORS

Our By-Laws provide for a majority of votes cast standard for the election of directors in an uncontested election. The majority of votes cast standard for purposes of the election of director nominees means that in order for a director to be elected, the number of votes cast FOR a director's election must exceed the number of votes cast AGAINST that director's election. Any director who, in an uncontested election, receives a greater number of AGAINST votes than FOR votes must promptly tender his or her resignation to the Board, subject to its acceptance. The Governance and Nominating Committee will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it. Both the Governance and Nominating Committee and the Board may consider any factors they deem appropriate and relevant to their actions. The Board will act on the tendered resignation, taking into account the Governance and Nominating Committee's recommendation. The affected director cannot participate in any part of the process. We will publicly disclose the Board's decision by a press release, a filing with the SEC or other broadly disseminated means of communication within 90 days after the stockholders' vote has been certified.

In a contested election (in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the votes cast by the holders of shares entitled to vote on the election of directors, provided a quorum is present.

NOMINATIONS FOR DIRECTORS

The Governance and Nominating Committee will consider director nominees recommended by stockholders. A stockholder who wishes to recommend a director candidate in this manner should send such recommendation to our Secretary at 225 West Washington Street, Indianapolis, Indiana 46204, who will forward it to the Governance and Nominating Committee. Any such recommendation shall include a description of the candidate's qualifications for Board service, the candidate's written consent to be considered for nomination and to serve if nominated and elected, as well as the addresses and telephone numbers for contacting the stockholder and the candidate for more information. A stockholder who wishes to nominate an individual as a director candidate at the annual meeting of stockholders, rather than either recommend the individual to the Governance and Nominating Committee as a nominee or utilize the proxy access process described above and set forth in Section 1.11 of our By-Laws, shall comply with the advance notice requirements for stockholder nominations set forth in Section 1.10 of our By-Laws.

Our Governance Principles provide that all candidates for election as members of the Board should possess high personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders and otherwise fulfilling the responsibilities of directors as described in our Governance Principles. In 2016, we amended our Governance Principles to clearly reflect and communicate the Board's long-standing diversity goals including, without limitation, the pursuit of racial and gender diversity taking into account the skills and other attributes the Board believes are required for any new director. Our Governance Principles further provide that if our directors simultaneously serve on more than four boards of public companies, including our Board, then the Board or Governance and Nominating Committee must determine that serving on more than four

 8     SIMON PROPERTY GROUP   2017 PROXY STATEMENT

CORPORATE GOVERNANCE OF THE COMPANY

public company boards does not impair the ability of the director to serve as an effective member of our Board. In recommending candidates to the Board for election as directors, the Governance and Nominating Committee will consider the foregoing minimum qualifications as well as each candidate's credentials, keeping in mind our desire, as stated in our Governance Principles, to have a Board representing diverse experiences and backgrounds, as well as expertise in or knowledge of specific areas that are relevant to our business activities.

COMMUNICATIONS WITH THE BOARD

The Board has implemented a process by which our stockholders and other interested parties may communicate with one or more members of our Board, its committees, or the independent directors as a group in a writing addressed to Simon Property Group, Inc., Board of Directors, c/o Secretary, 225 West Washington Street, Indianapolis, Indiana 46204. The Board has instructed our Secretary to promptly forward all such communications to the specified addressees thereof.

STOCKHOLDER ENGAGEMENT AND OUTREACH

The Company continued to engage with stockholders in 2016 and early 2017 concerning, among other things, proxy access and voting standards. In addition, since our 2016 annual meeting, our executive officers and certain independent members of our Board have considered the input received from stockholders (in face-to-face discussions, conference calls, and/or written communication) representing well over 50% of the shares outstanding and entitled to vote at the Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our directors, executive officers and beneficial owners of more than 10% of our capital stock to file reports of ownership and changes of ownership with the SEC and the NYSE. Based on our records and other information, we believe that during the year ended December 31, 2016 all applicable Section 16(a) filing requirements were met, other than (i) Forms 4 for each of David Simon, Richard Sokolov, Andrew Juster, Steven Fivel, John Rulli, David Contis, and James Barkley reporting a single transaction by each individual with respect to their annual earning of 2013-2015 LTIP units that had been approved by the Compensation Committee and were inadvertently filed late on March 11, 2016; (ii) Forms 4 reporting a single transaction by each of Brian McDade and Steven Broadwater that were inadvertently filed late on April 14, 2016; and (iii) a Form 4 reporting a single transaction by Steven Broadwater in 2016, which transaction was reported on a Form 5 filed on February 14, 2017.

TRANSACTIONS WITH RELATED PERSONS

On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire, which requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, has or will have an interest. Pursuant to our Code of Business Conduct and Ethics at codeofconduct.simon.com, which is also available in the Governance section of our website at investors.simon.com, the Audit Committee must review and approve all related person transactions in which any executive officer, director, director nominee or more than 5% stockholder of the Company, or any of their immediate family members, had, has or will have a direct or indirect material interest. Pursuant to the charter of the Audit Committee, which is available in the Governance section of our website at investors.simon.com, the Audit Committee may not approve a related person transaction unless (1) it is in, or not inconsistent with, our best interests and (2) where applicable, the terms of such transaction are at least as favorable to us as could be obtained from an unrelated third party. Our Restated Certificate of Incorporation requires that at least a majority of our directors be neither our employees nor members or affiliates of members of the Simon family. Our Restated Certificate of Incorporation further requires that transactions involving the Company, individually or in our capacity as general partner of our subsidiary, Simon Property Group, L.P. (the "Operating Partnership"), and any entity in which any of the Simons has an interest must, in addition to any other vote that may be required, be approved in advance by a majority of such independent directors. We currently have eight independent directors serving on the Board.

Our General Counsel is charged with reviewing any conflict of interest involving any other employee.

 SIMON PROPERTY GROUP   2017 PROXY STATEMENT    9

CORPORATE GOVERNANCE OF THE COMPANY

TRANSACTIONS WITH THE SIMONS

Pursuant to management agreements that provide for our receipt of a management fee and reimbursement of our direct and indirect costs, we have managed since 1993 two shopping centers owned by entities in which David Simon and Herbert Simon have ownership interests that were not contributed to the Operating Partnership. In addition, in 2016 we assisted Melvin Simon & Associates, Inc. ("MSA") and certain of its affiliates with placement of the property and casualty insurance programs required for certain retail and other commercial buildings and improvements owned by MSA or its affiliates. In 2016, we received $4,533,622 in fees and reimbursements from MSA and its affiliates for rendering management and insurance-related services to MSA and its affiliates. These agreements have been reviewed and approved by the Audit Committee. In 2016, we reimbursed David Simon $1,977,420 for the Company-related business use of his personal aircraft. Our reimbursement for use of David Simon's personal aircraft is based upon a below-market hourly cost of operating the aircraft and the verified number of hours used for Company business, plus reimbursement for certain out-of-pocket expenses. These reimbursements were reviewed and approved by the Audit Committee.

We provide MSA with office space and legal, human resource administration, property specific financing and other support services, and MSA paid us $600,000 for these services in 2016, which is net of our reimbursement of Herbert Simon for costs incurred to operate his personal aircraft when used for Company related business purposes. These payments and reimbursements were reviewed and approved by the Audit Committee.

 10     SIMON PROPERTY GROUP   2017 PROXY STATEMENT

PROPOSAL 1:      Election of Directors

The Board currently consists of eleven members. Based on the recommendation of the Governance and Nominating Committee, the Board has nominated the following eight persons listed as "Nominees for Director to be Elected by Holders of Voting Shares." All of the nominees are current directors.

We expect each nominee for election as a director named in this Proxy Statement will be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees.

The names, principal occupations and certain other information about the nominees for director, as well as key experiences, qualifications, attributes and skills that led the Governance and Nominating Committee to conclude that such person is currently qualified to serve as a director, are set forth on the following pages.

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF VOTING SHARES

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE FOLLOWING INDEPENDENT DIRECTOR NOMINEES:

Glyn F. Aeppel Age: 58 Director since: 2016 Committees Served: Governance and Nominating Other Public Directorships: AvalonBay Communities, Inc.	Larry C. Glasscock
Age: 69
Director since: 2010
Committees Served: Lead Independent Director, Audit, Governance and Nominating
Other Public Directorships: Zimmer Biomet Holdings, Inc. and Sysco Corporation

President and Chief Executive Officer of Glencove Capital, a lifestyle hospitality investment and advisory company that she founded, since 2010. From October 2008 to May 2010, Ms. Aeppel served as Chief Investment Officer of Andre Balazs Properties, an owner, developer and operator of lifestyle luxury hotels. From April 2006 to October 2008, she served as Executive Vice President of Acquisitions and Development for Loews Hotels and was a member of its executive committee. From April 2004 to April 2006, she was a principal of Aeppel and Associates, a hospitality advisory development company, during which time she assisted Fairmont Hotels and Resorts in expanding in the United States and Europe. Prior to April 2004, Ms. Aeppel held executive positions with Le Meridien Hotels, Interstate Hotels & Resorts, Inc., FFC Hospitality, LLC, Holiday Inn Worldwide and Marriott Corporation. Ms. Aeppel currently serves on the board of directors of AvalonBay Communities, Inc., where she is a member of the audit committee and chair of the investment and finance committee. She also serves on the board of Exclusive Resorts, LLC, a privately held company. Ms. Aeppel previously served on the boards of Key Hospitality Acquisition Corporation, Loews Hotels Corporation and Sunrise Senior Living, Inc.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Ms. Aeppel has more than 30 years of experience in property acquisitions, development and financing. Ms. Aeppel has experience in both public and private companies focusing on the acquisition, operation and branding of hotel properties, including serving as Chief Investment Officer at Andre Balazs Properties and Executive Vice President, Acquisitions and Development, of Loews Hotel Corporation. She is a member of our Governance and Nominating Committee.

Former Chairman of WellPoint, Inc. (now Anthem, Inc.) a healthcare insurance company, from November 2005 to March 2010. Mr. Glasscock also served as President and Chief Executive Officer of WellPoint, Inc. from 2004 to 2007. Mr. Glasscock previously served as Chairman, President and Chief Executive Officer of Anthem, Inc. from 2003 to 2004 and served as President and Chief Executive Officer of Anthem, Inc. from 2001 to 2003. Mr. Glasscock also previously served as a director of Anthem, Inc., and as a director for Sprint Nextel Corporation until 2013. Mr. Glasscock is currently the non-executive Chairman of the Board for Zimmer Biomet Holdings, Inc. and a director of Sysco Corporation.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Glasscock served as the Chief Executive Officer of the nation's leading health benefits company for many years. He has experience in leading a large public company, setting and implementing strategic plans, developing and implementing turnaround and growth strategies, and developing talent and participating in successful leadership transitions. Mr. Glasscock also has experience leading acquisitions of companies. In addition, he worked in financial services for 20 years and can identify meaningful metrics to assess a company's performance. He also serves, and has served for over 15 years, as a director of other public companies. Mr. Glasscock serves as our Lead Independent Director and serves on our Governance and Nominating Committee and Audit Committee. The Board has determined that he is an "audit committee financial expert".

 SIMON PROPERTY GROUP   2017 PROXY STATEMENT    11

PROPOSAL 1:      Election of Directors

Karen N. Horn, Ph.D. Age: 73 Director since: 2004 Committees Served: Governance and Nominating (Chair) Other Public Directorships: None	Allan Hubbard Age: 69 Director since: 2009 Committees Served: Compensation, Governance and Nominating Other Public Directorships: None

Dr. Horn has served as Senior Managing Director of Brock Capital Group, a corporate advisory and investment banking firm, since 2003. Retired President, Global Private Client Services and Managing Director of Marsh, Inc., a subsidiary of Marsh & McLennan Companies, having served in these positions from 1999 to 2003. Prior to joining Marsh, she was Senior Managing Director and Head of International Private Banking at Bankers Trust Company; Chairman and Chief Executive Officer, Bank One, Cleveland, N.A.; President of the Federal Reserve Bank of Cleveland; Treasurer of Bell of Pennsylvania; and Vice President of First National Bank of Boston. She is also Chairman of the National Association of Corporate Directors, Vice Chairman of the U.S. Russia Foundation, and the Vice Chairman and a member of the board of the National Bureau of Economic Research. She previously served as a director of Georgia-Pacific Corporation and Fannie Mae, and in the past five years she served as a director of Norfolk Southern Corporation, T. Rowe Price Mutual Funds, and Eli Lilly and Company.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Dr. Horn has more than 30 years of experience in international finance and management, including her service as President of the Federal Reserve Bank of Cleveland and as a senior executive of a number of financial institutions. These experiences provide her with expertise in financial management and economic policy and an in-depth knowledge of the capital markets in which we actively participate. Dr. Horn has previously served as a director of several other publicly-held companies. She is a member of our Governance and Nominating Committee, which she chairs.

Co-Founder and Chairman and Partner of E&A Companies, a privately-held holding company that acquires and operates established companies, since 1977. Mr. Hubbard served as Assistant to the President for Economic Policy and director of the National Economic Council for the George W. Bush administration. He also served as Executive Director of the President's Council on Competitiveness for the George H.W. Bush administration. Mr. Hubbard previously served as a director of Acadia Healthcare, Anthem, Inc., PIMCO Equity Series, and PIMCO Equity Series VIT.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Hubbard has more than 30 years' experience as an entrepreneur having founded and led a company that acquires and grows companies in North America and Europe. He served on the board of directors of a major, publicly-held healthcare company for a number of years during which time he served on that board's audit, compensation and governance committees. Mr. Hubbard also has extensive government and economic policy experience, having held key economic positions in the administrations of two U.S. Presidents. He is an honors graduate of Harvard Business School with an emphasis in finance and an honors graduate of Harvard Law School. Mr. Hubbard serves on our Compensation Committee and Governance and Nominating Committee.

Reuben S. Leibowitz Age: 69 Director since: 2005 Committees Served: Compensation (Chair), Audit Other Public Directorships: None	Gary M. Rodkin Age: 64 Director since: 2015 Committees Served: Governance and Nominating Other Public Directorships: McCormick & Company

Managing Member of JEN Partners, a private equity firm, since 2005. Mr. Leibowitz was a Managing Director of Warburg Pincus from 1984 to 2005. He was a director of Chelsea Property Group, Inc. from 1993 until it was acquired by the Company in 2004 and previously served as a director of AV Homes, Inc.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Leibowitz led a major private equity firm's real estate activities for many years and in that role was also responsible for implementing long-term corporate strategies. Mr. Leibowitz practiced 15 years as a CPA, including a number of years specializing in tax issues, and is an attorney. He has an in-depth understanding of our Premium Outlets® platform, having served as a director of Chelsea Property Group, the publicly-held company we acquired in 2004. He serves on our Audit Committee and Compensation Committee, which he chairs. The Board has determined that he is an "audit committee financial expert".

Chief Executive Officer and member of the board of ConAgra Foods, Inc. from 2005 until his retirement in May 2015. Mr. Rodkin was Chairman and Chief Executive Officer of PepsiCo Beverages and Foods North America from February 2003 to June 2005. Mr. Rodkin joined PepsiCo in 1998, after it acquired Tropicana, where Mr. Rodkin had served as President since 1995. From 1979 to 1995, Mr. Rodkin held marketing and general management positions of increasing responsibility at General Mills, with his last three years at the company as President, Yoplait-Colombo. In the past five years, he has served as a director of ConAgra Foods, Inc. and Avon Products, Inc.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Rodkin has extensive experience in the leadership and management of a large packaged food company and expertise in branding and marketing of food and foodservice operations globally as the former Chief Executive Officer of ConAgra Foods,  Inc. Mr. Rodkin serves on our Governance and Nominating Committee.

 12     SIMON PROPERTY GROUP   2017 PROXY STATEMENT

PROPOSAL 1:      Election of Directors

Daniel C. Smith, Ph.D. Age: 59 Director since: 2009 Committees Served: Compensation Other Public Directorships: None	J. Albert Smith, Jr. Age: 76 Director since: 1993 Committees Served: Audit (Chair), Compensation Other Public Directorships: None

Professor of Marketing at the Kelley School of Business, Indiana University (the "Kelley School"), and President and Chief Executive Officer of the Indiana University Foundation. Served as Dean of the Kelley School from 2005 - 2012 and as Chief Executive Officer of the Indiana University Foundation since 2012. Dr. Smith joined the faculty of the Kelley School in 1996 and has served as Chair of the Marketing Department, Chair of the MBA Program, and Associate Dean of Academic Affairs.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Dr. Smith has spent over 30 years teaching, conducting research, and consulting in the areas of marketing strategy, brand management, financial management, compensation, human resource development and corporate governance. He served as Dean of one of the country's top-rated and largest business schools and now is the Chief Executive Officer of one of the nation's largest university foundations with $2.0 billion of assets. Both as Dean and Foundation Chief Executive Officer, he was/is responsible for financial oversight and long-term financial planning, hiring and retention policies, compensation policies, public relations and overall long-term strategy. He serves on our Compensation Committee.

Chairman, Chase Bank, a national financial institution, in Central Indiana since 2014 and Managing Director of J.P. Morgan Private Bank since 2005. Mr. Smith was President of Bank One Central Indiana from 2001 to 2005; Managing Director of Banc One Corporation from 1998 to 2001; President of Bank One, Indiana, NA from 1994 to 1998; and President of Banc One Mortgage Corporation from 1974 to 1994.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Smith has served as Chairman, President and Managing Director of the Midwest operations of a major financial institution for a number of years during which time he has been involved in real estate lending activities. Through these experiences he has developed expertise in financial management and credit markets. He served as our Lead Independent Director until March 2014 and currently serves on our Compensation Committee and our Audit Committee, which he chairs. The Board has determined that he is an "audit committee financial expert".

 SIMON PROPERTY GROUP   2017 PROXY STATEMENT    13

PROPOSAL 1:      Election of Directors

NOMINEES FOR DIRECTOR TO BE ELECTED BY THE VOTING TRUSTEES WHO VOTE THE CLASS B COMMON STOCK

The voting trustees who vote the Class B common stock, and who have the right to elect four directors, have nominated the three persons listed below as "Nominees for Director to be Elected by the Voting Trustees Who Vote the Class B Common Stock". All of the nominees are currently Class B directors.

Our employment agreement with Richard Sokolov contemplates that he will be elected to the Board, and the voting trustees who vote the Class B common stock have agreed to elect Richard Sokolov to the Board. The voting trustees have an agreement requiring that each of them vote for each other as Class B director nominees.

David Simon Class B Director Nominee Age: 55 Director since: 1993 Other Public Directorships: Klépierre, S.A	Richard S. Sokolov Class B Director Nominee Age: 67 Director since: 1996 Other Public Directorships: None

Chairman of the Company since 2007 and CEO of the Company or its predecessor since 1995; a director of the Company or its predecessor since its incorporation in 1993; and President of the Company's predecessor from 1993 to 1996. From 1988 to 1990, Mr. Simon was Vice President of Wasserstein Perella & Company. From 1985 to 1988, he was an Associate at First Boston Corp. In the past five years, he previously served as a director of Washington Prime Group (formerly WP Glimcher). He is the son of the late Melvin Simon and the nephew of Herbert Simon.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Simon has served as our CEO or the CEO of our predecessor for over 20 years. During that time he has provided leadership in the development and execution of our successful growth strategy, overseeing numerous strategic acquisitions that have been consolidated into what is recognized as the nation's leading retail real estate company. He gained experience in mergers and acquisitions while working at major Wall Street firms before joining his father and uncle. Mr. Simon serves on the National Association of Real Estate Investment Trusts' board of governors, which gives him an industry-wide perspective that extends beyond our own operations.

President and Chief Operating Officer and a director of the Company or its predecessor since 1996. President and Chief Executive Officer of DeBartolo Realty Corporation from its incorporation in 1994 until it merged with our predecessors in 1996. Mr. Sokolov joined its predecessor, The Edward J. DeBartolo Corporation, in 1982 as Vice President and General Counsel and was named Senior Vice President, Development and General Counsel in 1986. In the past five years, he previously served as a director of Washington Prime Group (formerly WP Glimcher).

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Sokolov has served as our President and Chief Operating Officer since 1996 immediately following our acquisition of DeBartolo Realty Corporation. Mr. Sokolov had served as Chief Executive Officer and President of DeBartolo Realty Corporation and Senior Vice President Development and General Counsel of its predecessor operations for a number of years. Mr. Sokolov is a past Chairman of the International Council of Shopping Centers ("ICSC") and currently serves as a trustee and a member of the ICSC Nominating Committee.

Herbert Simon Class B Director Nominee Age: 82 Director since: 1993 Other Public Directorships: The Cheesecake Factory Incorporated

Chairman Emeritus of the Board of the Company since 2007. Co-Chairman of the Board of the Company or its predecessor from 1995 to 2007. Mr. Simon was Chief Executive Officer and a director of the Company's predecessor from its incorporation in 1993 to 1995. He also serves on the Board of Governors for the National Basketball Association ("NBA") and as Chairman of the Board of MSA.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Herbert Simon is our co-founder and Chairman Emeritus. The retail real estate business that he and his brother, the late Melvin Simon, started decades ago established the foundation for all of our current operations and record of achievement. Mr. Simon's leadership of the Indiana Pacers NBA basketball franchise has led to his service on the Board of Governors of the NBA.

 14     SIMON PROPERTY GROUP   2017 PROXY STATEMENT

PROPOSAL 1:      Election of Directors

MEETINGS AND COMMITTEES OF THE BOARD

MEETINGS AND ATTENDANCE

Our business, property and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our Chairman and CEO, other executive officers, and our Lead Independent Director, by reviewing materials provided to them concerning the business, by visiting our offices and properties, and by participating in meetings of the Board and its committees. Directors are also expected to use reasonable efforts to attend the annual meeting of stockholders.

•
All of our directors attended the 2016 annual meeting. During 2016, the Board met five times.

•
All of our directors participated in more than 75% of the aggregate number of meetings of the Board and the committees on which they serve.

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

The independent directors meet in executive session without management present in connection with each regularly scheduled Board meeting as well as when the need arises. During 2016, in addition to having executive sessions after each Board meeting, the independent directors met two additional times. The Lead Independent Director presided over these executive sessions and meetings of the independent directors.

The name of the current Lead Independent Director is posted in the Governance section of our website, www.simon.com, under "Investors". The Board's Lead Independent Director is appointed by the independent members of the Board and the responsibilities of the Lead Independent Director are discussed in the section of this Proxy Statement titled "Corporate Governance of the Company—Board Leadership Structure."

In March 2014, we amended and restated our Governance Principles to strengthen the role of the Lead Independent Director. The Lead Independent Director performs the duties specified in these Governance Principles and such other duties as are assigned from time to time by the independent directors of the Board.

We believe that our Lead Independent Director is performing his duties in an effective manner. Under our Governance Principles, the Lead Independent Director is empowered to:

•
preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•
serve as a liaison between the Chairman and the independent directors, including by facilitating communication and sharing of views between the independent directors and the Chairman;

•
approve materials sent to the Board and advise on such information;

•
approve meeting agendas for the Board and coordinate with the Chairman with respect to developing such agendas;

•
approve meeting schedules for the Board to assure there is sufficient time for discussion of all agenda items and coordinate with the Chairman with respect to developing such schedules;

•
call meetings of the independent directors;

•
if requested by major stockholders, ensures that he or she is available for consultation and direct communication; and

•
retain outside advisors and consultants to report directly to the Board on Board-wide matters.

 SIMON PROPERTY GROUP   2017 PROXY STATEMENT    15

PROPOSAL 1:      Election of Directors

COMMITTEE FUNCTION AND MEMBERSHIP

THE AUDIT COMMITTEE

Members: J. Albert Smith, Jr. (Chair) Larry C. Glasscock Reuben S. Leibowitz Twelve meetings during 2016	The Audit Committee assists the Board in monitoring the integrity of our financial statements, the qualifications, independence and performance of our independent registered public accounting firm, the performance of our internal audit function and our compliance with legal and regulatory requirements. The Audit Committee has sole authority to appoint, or replace our independent registered public accounting firm and pre-approves the auditing services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms thereof. The Audit Committee has authority to retain legal, accounting or other advisors. The Audit Committee reviews and discusses with management and our independent registered public accounting firm our annual audited financial statements, our quarterly earnings releases and financial statements, significant financial reporting issues and judgments made in connection with the preparation of our financial statements and any major issues regarding the adequacy of our internal controls. It also issues the report on its activities which appears in this Proxy Statement. The charter of the Audit Committee requires that each member meet the independence and experience requirements of the NYSE, the Exchange Act and the rules and regulations of the SEC.

The Board has determined that each of the current members of the Audit Committee qualifies as an "audit committee financial expert" as defined by rules of the SEC.

THE COMPENSATION COMMITTEE

Members: Reuben S. Leibowitz (Chair) Allan Hubbard Daniel C. Smith, Ph.D. J. Albert Smith, Jr. Five meetings during 2016	The Compensation Committee (1) sets remuneration levels for our executive officers, (2) reviews significant employee benefit programs, (3) establishes and administers our executive compensation program and our stock incentive plan, (4) reviews and discusses with management the Compensation Discussion and Analysis, and, if appropriate, recommends its inclusion in our Annual Report and Proxy Statement, and (5) issues the report on its activities which appears in this Proxy Statement. The charter of the Compensation Committee requires that each member meet the independence requirements of the NYSE and the rules and regulations of the SEC.

The Compensation Committee has authority to retain the advice and assistance of compensation consultants and legal, accounting or other advisors. The committee retained its current consultant, Semler Brossy Consulting Group, LLC ("Semler Brossy"), in December 2011. Semler Brossy does not provide any other services to management of the Company. The consultant assists the Committee in the review and design of our executive compensation program. No member of the Compensation Committee during 2016 was an officer, employee or former officer of us or any of our subsidiaries or had any relationship requiring disclosure in this Proxy Statement pursuant to SEC regulations. None of our executive officers served as a member of a compensation committee or a director of another entity under the circumstances requiring disclosure in this Proxy Statement pursuant to SEC regulations.

THE GOVERNANCE AND NOMINATING COMMITTEE

Members: Karen N. Horn, Ph.D. (Chair) Glyn F. Aeppel Larry C. Glasscock Allan Hubbard Gary M. Rodkin Three meetings during 2016	The Governance and Nominating Committee nominates persons to serve as directors in accordance with our Governance Principles, and proscribes appropriate qualifications for Board members. The Committee develops and recommends to the Board the Governance Principles applicable to the Company and the Board, leads the Board in its annual evaluation of the Board's performance, oversees the assessment of the independence of each director, reviews compliance with stock ownership guidelines and makes recommendations regarding compensation for non-employee directors. Members of the Governance and Nominating Committee are responsible for screening director candidates, but may solicit advice from our CEO and other members of the Board. The Governance and Nominating Committee has the authority to retain legal, accounting or other advisors, and has sole authority to approve the fees and other terms and conditions associated with retaining any such external advisors. The charter of the Governance and Nominating Committee requires that each member meet the independence requirements of the NYSE, and any other legal and regulatory requirements.

DIRECTOR COMPENSATION

COMPENSATION OF INDEPENDENT DIRECTORS

The Board believes that competitive compensation arrangements are necessary to attract and retain qualified independent directors.

The Company compensates its independent directors through the use of annual retainers. The Company provides each independent director an annual cash retainer of $100,000 and an annual restricted stock award retainer with a grant date value of $150,000. In addition to the annual cash and restricted stock retainers for service as a director described above, each independent director also receives additional annual retainers based on his or her role(s) as a committee chairperson, a committee member or Lead Independent Director. The chairperson of the Audit Committee and the chairperson of the Compensation Committee each are paid an annual retainer of $35,000. The chairperson of the Governance and Nominating Committee is paid an annual retainer of $25,000. Each member of the Audit Committee and Compensation Committee is paid a $15,000 annual retainer. Each member of the Governance and Nominating Committee is paid a $10,000 annual retainer. The annual retainer for the Independent Lead Director is $50,000. These committee chairperson, committee member and Lead Independent Director retainers are paid 50% in cash and 50% in restricted stock.

 16     SIMON PROPERTY GROUP   2017 PROXY STATEMENT

PROPOSAL 1:      Election of Directors

DIRECTOR STOCK OWNERSHIP GUIDELINES

We have a stringent stock retention policy that further aligns our directors' financial interests with those of our stockholders. The Company believes that it is advisable for its independent directors to retain a fixed dollar amount of Company common stock as opposed to a fixed number of common shares. The stock ownership guidelines for each of the Company's independent directors require that each independent director own $850,000 worth of common stock of the Company (or the equivalent amount of limited partnership units of the Operating Partnership) by no later than six years after the date he or she is elected to the Board. Stock options and unvested shares of restricted stock do not count toward this requirement. The ownership guidelines also require independent directors to hold shares acquired upon the vesting of restricted stock awards received as compensation for their service on the Board and its Committees, together with all dividends paid on such awards utilized to purchase additional shares of the Company's common stock, in the director account of the Company's deferred compensation plan until the director retires, dies or becomes disabled, or otherwise no longer serves as a director.

Any director who is prohibited by law or by applicable regulation of his or her employer from having an ownership interest in our securities will be exempt from this requirement until the restriction is lifted, at which time he or she will have the following six-year period to comply with the ownership guidelines. The Board may grant exceptions on a case by case basis.

As of March 15, 2017, all independent directors of the Board have met or, within the applicable period, are expected to meet, these stock ownership guidelines.

2016 INDEPENDENT DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation we paid to our independent directors for 2016:

NAME(1)	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS(2) ($)	TOTAL ($)

Glyn F. Aeppel(4)	$81,484	$147,959	$229,443
Melvyn E. Bergstein(3)	$40,488	$0	$40,488
Larry C. Glasscock(4)	$146,236	$185,355	$331,591
Karen N. Horn Ph.D.	$112,500	$160,356	$272,856
Allan Hubbard	$112,500	$160,560	$273,060
Reuben S. Leibowitz	$125,000	$172,754	$297,754
Gary M. Rodkin(4)	$111,648	$147,959	$259,607
Daniel C. Smith, Ph.D.	$109,588	$160,560	$270,148
J. Albert Smith, Jr.	$125,000	$172,754	$297,754

(1)
David Simon, Richard S. Sokolov and Herbert Simon, who were also directors during 2016, are not included in this table because they are not independent directors and did not receive any compensation for their service as directors. In 2016, Herbert Simon received $100,000 in employment compensation for his service as our Chairman Emeritus. The compensation paid to David Simon and Richard Sokolov as executive officers of the Company is shown in the 2016 Summary Compensation Table in this Proxy Statement.

(2)
Represents the ASC 718 grant date fair value of the restricted stock awarded to the directors. Restricted stock granted to directors must be held in the director deferred compensation account and dividends on the restricted shares must be reinvested in additional shares of common stock which also must be held in the director deferred compensation account. One of our directors elected to defer their cash compensation and reinvest it in common stock during 2016. These shares are the only other assets in the director deferred compensation account.

(3)
Mr. Bergstein retired from our Board effective May 11, 2016.

(4)
Ms. Aeppel, Mr. Glasscock and Mr. Rodkin received cash compensation in the amount of $14,560, $8,736, and $8,736, respectively for service on an ad hoc subcommittee established in 2016.

The following table sets forth the aggregate number of shares of our restricted common stock held by each independent director as of December 31, 2016.

NAME OF INDEPENDENT DIRECTOR	NUMBER OF SHARES OF RESTRICTED STOCK(1)

Glyn F. Aeppel	728
Larry C. Glasscock	5,206
Karen N. Horn, Ph.D.	12,034
Allan Hubbard	6,377
Reuben S. Leibowitz	10,460
Gary M. Rodkin	1,411
Daniel C. Smith, Ph.D.	6,377
J. Albert Smith, Jr.	15,646

(1)
The amounts shown above include the restricted shares granted under our independent director compensation program, as described above. The amounts shown above do not include shares acquired from the reinvestment of dividends which are required to be reinvested in additional shares of common stock which also must be held in the director deferred compensation account, as explained in footnote (2) of the previous table, and do not include any other shares owned by the independent directors. See, Ownership of Equity Securities of the Company by Directors and Executive Officers on page 18.

 SIMON PROPERTY GROUP   2017 PROXY STATEMENT    17

PROPOSAL 1:      Election of Directors

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

DIRECTORS AND EXECUTIVE OFFICERS

As of March 15, 2017, the existing directors, director nominees and executive officers identified below:

•
Owned beneficially the indicated number and percentage of common shares and Class B common stock treated as a single class; and

•
Owned beneficially the indicated number and percentage of units which are exchangeable for common shares on a one-for-one basis or cash, as determined by the Company. The number of units includes earned and fully vested performance-based LTIP units which are convertible at the option of the holder into units on a one-for-one basis.

Unless otherwise indicated in the footnotes to the table, shares or units are owned directly and the indicated person has sole voting and investment power.

	SHARES AND UNITS BENEFICIALLY OWNED		UNITS BENEFICIALLY OWNED
NAME	NUMBER(1)(2)	PERCENT(3)	NUMBER	PERCENT(4)	ADDITIONAL INFORMATION

David Simon	27,136,117	8.03%	25,603,770	7.12%	Includes common shares, shares of Class B common stock and units beneficially owned by the MSA group. See "PRINCIPAL STOCKHOLDERS."
Glyn F. Aeppel	740	*	—	—
Larry C. Glasscock	9,545	*	—	—
Karen N. Horn, Ph.D.	16,335	*	—	—
Allan Hubbard	9,999	*	—	—
Reuben S. Leibowitz(5)	31,778	*	—	—
Gary M. Rodkin	1,469	*	—	—
Herbert Simon	27,136,117	8.03%	25,603,770	7.12%	Includes common shares, shares of Class B common stock and units beneficially owned by the MSA group. See "PRINCIPAL STOCKHOLDERS."
Daniel C. Smith, Ph.D.	9,413	*	—	—
J. Albert Smith, Jr.	37,702	*	—	—
Richard S. Sokolov	761,552	*	420,471	*
David J. Contis	74,599	*	59,436	*
Andrew A. Juster	134,601	*	128,001	*
John Rulli(6)	224,442	*	174,157	*
All Directors and executive officers as a group (18 people)	28,521,633	8.42%	26,436,183	7.35%	Does not include 4,172,426 units beneficially owned by or for the benefit of Simon family members as to which members of the MSA group do not have voting or dispositive power.

*
Less than one percent

(1)
Includes the following common shares that may be issued upon exchange of units (including vested LTIP units) held by the following persons on March 15, 2017: David Simon, Herbert Simon and other members of the MSA group (as defined in the Principal Stockholders table on page 19—25,603,770; Richard S. Sokolov—420,471; John Rulli—174,157; Andrew A. Juster—128,001; David J. Contis—59,436; and all directors and executive officers as a group—26,436,183. Units are exchangeable either for common shares on a one-for-one basis or for cash as determined by the Company.

(2)
Includes the following restricted shares which are subject to vesting requirements: Glyn R. Aeppel—728; Larry C. Glasscock—912; Karen N. Horn, Ph.D.—789; Allan Hubbard—790; Reuben S. Leibowitz—850; Gary M. Rodkin—728; Daniel C. Smith, Ph.D.—790; J. Albert Smith, Jr.—850; and all directors and executive officers as a group—10,473. Includes shares acquired through the reinvestment of dividends on common shares held in the Director Deferred Compensation Plan.

(3)
At March 15, 2017, there were 312,333,402 shares of common stock and 8,000 shares of Class B common stock outstanding. Upon the occurrence of certain events, shares of Class B common stock convert automatically into common shares (on a one-for-one basis). These percentages assume the exchange of units for common shares only by the applicable beneficial owner.

(4)
At March 15, 2017, the Operating Partnership had 359,747,856 units outstanding, of which we owned, directly or indirectly, 312,341,402 or 86.8%. These percentages assume that no units held by limited partners are exchanged for common shares. The number of units shown does not include any unvested LTIP units awarded under a long-term incentive performance program as described in the Compensation Discussion and Analysis section included in this Proxy Statement because the unvested LTIP units are subject to performance and/or time-based vesting requirements.

(5)
Includes 2,500 shares of common stock held by Mr. Leibowitz's wife. Does not include 8,500 shares of common stock held by charitable foundations of which Mr. Leibowitz is an officer or trustee. Mr. Leibowitz disclaims beneficial ownership of these shares.

(6)
Includes 2,896 shares of common stock held in trusts for the benefit of Mr. Rulli's children.

 18     SIMON PROPERTY GROUP   2017 PROXY STATEMENT

PROPOSAL 1:      Election of Directors

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than five percent (5%) of any class of our voting securities as of March 15, 2017. Unless otherwise indicated in the footnotes, shares are owned directly and the indicated person has sole voting and investment power.

	SHARES(1)
NAME AND ADDRESS	NUMBER OF SHARES	%

The Vanguard Group(2) 100 Vanguard Boulevard Malvern, PA 19355	44,558,083	14.27%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	29,682,566	9.50%
Melvin Simon & Associates, Inc., et al.(4) 225 West Washington Street Indianapolis, IN 46204	27,136,117(5)	8.03%(6)
State Street Corporation and Subsidiaries(7) State Street Financial Center One Lincoln Street Boston, MA 02111	18,164,410	5.82%
Cohen & Steers, Inc., et al.(8) 280 Park Avenue 10th Floor New York, NY 10017	17,582,320	5.63%

(1)
Voting shares include shares of common stock and Class B common stock. Upon the occurrence of certain events, Class B common stock converts automatically into shares of our common stock (on a one-for-one basis). The amounts in the table also include shares of common stock that may be issued upon the exchange of units of limited partnership interest, or units, of the Operating Partnership, that are exchangeable either for shares of common stock (on a one-for-one basis) or for cash, as determined by the Company.

(2)
Based solely on information provided by The Vanguard Group and Vanguard Specialized Funds—Vanguard REIT Index Fund in two Schedule 13G/As filed with the SEC on February 13, 2017 and February 14, 2017, respectively. The Vanguard Group has the sole power to vote 890,743 shares of common stock and dispose of 43,670,650 shares of common stock, including 23,841,335 shares of common stock reported by Vanguard REIT Index Fund, and shared power to vote 400,727 shares of common stock and dispose of 887,433 shares of common stock.

(3)
Based solely on information provided by BlackRock, Inc. in a Schedule 13G/A filed with the SEC on January 27, 2017. BlackRock, Inc. has the sole power to vote 26,355,385 shares of common stock, shared power to vote 3,340 shares of common stock, the sole power to dispose of 29,679,226 shares of common stock and shared power to dispose of 3,340 shares of common stock.

(4)
This group, or the MSA group, consists of Melvin Simon & Associates, Inc., David Simon, Herbert Simon, two voting trusts, and other entities and trusts controlled by or for the benefit of MSA, David Simon or Herbert Simon. David Simon is one of our executive officers and directors and Herbert Simon is one of our directors. MSA is owned 30.94% by a trust for the benefit of Herbert Simon, 3.04% by a trust for the benefit of David Simon, and by certain other stockholders. A total of 890,120 shares of common stock included in the amount reported for the group and 8,000 shares of Class B common stock are subject to the two voting trusts as to which David Simon and Herbert Simon are the voting trustees and David Simon has shared power with other family members to vote and dispose of a total of 118,770 shares of common stock included in the amount reported for the MSA group.

(5)
Includes 1,524,347 shares of common stock currently outstanding; 25,603,770 shares of common stock issuable upon exchange of units; and 8,000 shares of Class B common stock. Does not include 4,172,426 units that are held by or for the benefit of Simon family members as to which MSA, David Simon or Herbert Simon do not have voting or dispositive power.

(6)
Assumes the exchange of units by the subject holder only.

(7)
Based solely on information provided by State Street Corporation in a Schedule 13G/A filed with the SEC on February 9, 2017. State Street Corporation has shared power to vote and shared power to dispose of all of the shares of common stock indicated in the table above.

(8)
Based solely on information provided by Cohen & Steers, Inc., Cohen & Steers Capital Management, Inc., and Cohen & Steers UK Limited in a Schedule 13G/A filed with the SEC on February 14, 2017. Cohen & Steers, Inc. has the sole power to vote 10,270,204 shares of common stock and to dispose of 17,582,320 shares of common stock; Cohen & Steers Capital Management, Inc. has the sole power to vote 10,212,094 shares of common stock and to dispose of 17,412,611 shares of common stock; and Cohen & Steers UK Limited has the sole power to vote 58,110 shares of common stock and to dispose of 169,709 shares of common stock.

 SIMON PROPERTY GROUP   2017 PROXY STATEMENT    19

PROPOSAL 2:      Advisory Vote on the Frequency of Executive Compensation Advisory Votes

We are requesting stockholders to express their preference on the frequency of future advisory votes on our executive compensation pursuant to Section 14A of the Exchange Act. Stockholders may indicate whether we should hold future advisory votes on executive compensation every (a) one year, (b) two years, or (c) three years. The next time we will be required to conduct a vote similar to the one on this proposal will be in connection with the 2023 annual meeting of stockholders.

After careful consideration, the Board recommends that we hold future advisory votes on executive compensation every year. We believe that this frequency is appropriate for us for a number of reasons, including:

•
Our Compensation Committee makes key executive compensation decisions every year.

•
Our current practice of annual votes provides us with input from our stockholders that is a more current reflection of their sentiment than the alternatives.

•
We prepare a Compensation Discussion and Analysis on an annual basis and much of the focus of that discussion is on compensation for the preceding year.

•
We have a large institutional investor base made up of many stockholders and advisors who have expressed a preference for annual "say-on-pay" votes.

•
The vast majority of similarly situated companies have adopted this frequency.

As an advisory vote, this proposal will not be binding upon the Board or us; however, we expect that the Board will consider the outcome of the vote when determining how often to hold future advisory votes on our executive compensation.

The proxy card provides stockholders with four choices (every one, two, or three years, or abstain). Stockholders are not voting to approve or disapprove the Board's recommendation.

The Board Unanimously Recommends that Stockholders Vote "One Year" on the Advisory Vote on the Frequency of Executive Compensation Advisory Votes.

 20     SIMON PROPERTY GROUP   2017 PROXY STATEMENT

PROPOSAL 3:      Advisory Vote to Approve Executive Compensation

Our executive compensation program is designed to facilitate long-term stockholder value creation. Our focus on pay-for-performance and on corporate governance ensures alignment with the interests of the Company's stockholders.

We are asking for stockholder approval, on an advisory or non-binding basis, of the compensation of our NEOs, as disclosed in this Proxy Statement pursuant to Section 14A of the Exchange Act, commonly known as a "Say-on-Pay" vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation policies and practices described in this Proxy Statement. For additional information on our NEOs, please refer to the Company's 2016 10-K, Part III, Item 10—Directors, Executive Officers and Corporate Governance.

We will evaluate whether any actions are necessary to address significant concerns as a result of this advisory vote. We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote at our 2018 annual meeting of stockholders.

For the reasons discussed above and in this Proxy Statement under the headings "Compensation Discussion and Analysis" and "Executive Compensation," the Board intends to introduce the following resolution at the Annual Meeting:

  "RESOLVED, that the compensation of the named executive officers of the Company, as disclosed in this Proxy Statement under the headings 'Compensation Discussion and Analysis' and 'Executive Compensation,' including the compensation tables and their accompanying narrative discussion, is approved."

The Board Unanimously Recommends that Stockholders Vote FOR the approval of our Executive Compensation.

 COMPENSATION COMMITTEE REPORT

At our 2016 annual meeting, over 96% of the shares voting approved our advisory "Say-on-Pay" vote. The Committee believes that this support demonstrates a strong alignment between our stockholders, our performance, and our executive compensation program.

The Committee held five meetings during 2016. The meetings were designed, among other things, to facilitate and encourage free and frank discussions among Committee members, executive management, the Committee's compensation consultant and other Company personnel involved in executive compensation matters.

The Committee reviewed and discussed with management the Compensation Discussion and Analysis section included in this Proxy Statement. Based on its review and these discussions with management, the Committee recommended to the Board that it be incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and included in the Proxy Statement for the 2017 Annual Meeting of Stockholders.

All references to the "Committee" in this Report are to the Compensation Committee.

The Compensation Committee:

Reuben S. Leibowitz, Chairman
Allan Hubbard
Daniel C. Smith, Ph.D.
J. Albert Smith

March 31, 2017

 SIMON PROPERTY GROUP   2017 PROXY STATEMENT    21

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

We believe that we continue to have strong alignment between our executive compensation program and the interests of our stockholders; in 2016, 91% of our CEO's and 84% of our other NEOs' compensation was performance based. 2016 was a highly profitable year for our Company in a very challenging business environment.

•
Reported funds from operations ("FFO") in 2016 was $10.49 per share, a 6.4% increase over 2015, and which includes a $0.38 per share charge for the early redemption of our 10.35% senior notes due 2019. Please refer to the "Reported FFO Per Share" graph on page 23. On a comparable basis, full year FFO per share was $10.87, a 9% increase year-over-year. See "Where do I find reconciliation of non-GAAP terms to GAAP terms?" in the section of this Proxy Statement titled "Frequently Asked Questions and Answers".

•
We increased our dividend by 7.4% over 2015 to a total of $6.50 per common share.

•
Our U.S. Malls and Premium Outlets once again delivered strong financial and operational results with year-end occupancy near historic highs at 96.8%.

•
As a result of the strong performance of our properties, comparable property net operating income ("NOI") grew 3.6% for our U.S. Malls, Premium Outlets and The Mills and total portfolio NOI increased 6.7%, or more than $380 million, in 2016. See "Where do I find reconciliation of non-GAAP terms to GAAP terms?" in the section of this Proxy Statement titled "Frequently Asked Questions and Answers".

•
At the end of 2016, we had invested approximately $1.6 billion in redevelopment and expansion projects underway at 29 properties in the U.S., Canada and Europe as well as several new development projects.

The Committee believes our executive compensation program is designed responsibly and effectively to incent strong performance over the long-term and to serve our stockholders' interests. The Committee will continue to be pro-active in reviewing the effectiveness of the Company's executive compensation program as well as continue to consider stockholder feedback in its ongoing review of our executive compensation program.

As was the case with the Company's 2013-2015 LTIP Program, the number of LTIP units earned under our 2014-2016 LTIP Program was substantially below the target opportunity. Despite the Company's strong performance, the Company did not outperform the MSCI US REIT Index (RMS) during the 2014-2016 LTIP Program performance period. This resulted in a payout below target notwithstanding the fact that during the 2014-2016 LTIP Program performance period the Company outperformed the S&P 500 Index and had a very strong absolute total stockholder return ("TSR") of 37.83%.

The graph below shows the compound annual return of our common stock (SPG) versus two benchmarks—the S&P 500 Index and MSCI US REIT Index (RMS).

 22     SIMON PROPERTY GROUP   2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The graph below shows the Company's reported FFO per share in 2015 and 2016.

Notwithstanding the Company's strong performance in 2016, the Company's CEO, David Simon, requested, of his own volition, that the Committee not establish a 2017-2019 LTIP Plan based on the challenging business conditions in the retail industry that the Company is facing and the Committee concurred. In connection with this recommendation, Mr. Simon unilaterally waived the right under his employment agreement to receive the 2017 annual performance-based LTIP units. In addition, Mr. Simon recommended:

•
that no change be made to the NEO base salaries; and

•
that the 2016 Annual Cash Incentive Compensation for the CEO and other NEOs be lower than that paid in 2015 notwithstanding the Company's strong performance in 2016.

The Committee accepted the CEO's recommendation.

OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program is designed to accomplish the following objectives:

•
Retain a group of highly-experienced executives who have worked together as a team for a long period of time and who make major contributions to our success.

•
Attract other highly qualified executives to strengthen that team and facilitate succession planning.

•
Motivate executives to contribute to the achievement of corporate and business unit goals as well as individual goals.

•
Emphasize equity-based incentives with long-term performance measurement periods and vesting conditions.

•
Align interests of executives with stockholders by linking payouts to performance measures that promote the creation of long-term stockholder value.

 SIMON PROPERTY GROUP   2017 PROXY STATEMENT    23

COMPENSATION DISCUSSION AND ANALYSIS

STOCKHOLDER/GOVERNANCE FRIENDLY ASPECTS OF OUR CURRENT EXECUTIVE COMPENSATION PROGRAM

WHAT WE DO

Pay for Performance—Annual Cash Incentive Program. Heavy emphasis on performance-based compensation. Annual Cash Incentive Compensation is paid only if certain FFO targets are achieved.

Pay for Performance—LTIP Plan. Our Long-Term Incentive Plan (LTIP) is 100% performance-based and is tied to rigorous absolute (weighted 20%) and relative (weighted 80%) stock price performance goals.

•

A significant majority of our NEO's 2016 compensation was "at-risk" based on performance. For 2016, 91% of our CEO's pay mix and 84% of our other NEOs pay mix were variable and performance-based.

•

Awards granted to our CEO under our 2011 CEO Retention Agreement (as defined in "Employment Agreement with David Simon") are based on FFO performance in addition to service requirements.

Post-Performance Time-Based Vesting on Earned LTIP Units. LTIP units are earned based on specific performance criteria, measured over a three-year period. Once earned, executives must remain with the Company to obtain the units over a two-year vesting period.

Stock Ownership Guidelines. Stock ownership guidelines for our CEO and other NEOs are 6x and 3x base salary, respectively. In addition, the CEO and other NEOs must retain shares until he or she retires, dies, becomes disabled or is no longer our employee. All non-employee directors must hold common stock while they serve as directors.

Double Trigger Equity Acceleration Upon a Change in Control. Beginning with 2013 grants and included in our 2011 CEO Retention Agreement. During 2014, we amended earlier equity grants to include similar double trigger provisions.

Clawback Policy. Applies in the event of any material restatement of the Company's financials beginning in 2012, whether or not fraud/misconduct is involved.

Independent Compensation Consultant. The Committee has utilized an independent compensation consulting firm, Semler Brossy, since the end of 2011.

Compensation Risk Assessments. Conducted annually to evaluate whether the executive compensation program encourages excessively risky behaviors.

WHAT WE DON'T DO

No Annual Grants of Time-Vested Restricted Stock or Options to our NEOs. We amended our stock incentive plan to require that awards of performance units, including LTIP units, must be conditional upon attainment of performance goals, unless stockholders vote to approve non-performance-based units.

No Excess Perquisites and No Gross-Ups. No supplemental executive retirement plans, company cars, club memberships or other significant perquisites. We also have never had any arrangements requiring us to gross-up compensation to cover taxes owed by the executives, including excise taxes payable by the executive in connection with a change in control.

Limited Retirement and Health Benefits. The Company has never had a traditional defined benefit plan.

No Hedging or Pledging of Company Stock. Our NEOs and directors are prohibited from engaging in any hedging or pledging of Company stock.

2016 SAY-ON-PAY VOTE

At our 2016 annual meeting, over 96% of the shares voting approved our advisory "Say-on-Pay" vote. The Committee believes that this support demonstrates a strong alignment between our stockholders, our performance, and our executive compensation program and, accordingly, did not make any changes to the Company's executive compensation program in response to the 2016 "Say-on-Pay" vote.

 24     SIMON PROPERTY GROUP   2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION APPROACH AND PROCESS

ALIGNMENT OF PAY WITH PERFORMANCE

Executive Compensation Mix. The Committee designs our NEO compensation program to provide pay outcomes which are aligned with and responsive to our operating, financial and market performance in both good and challenging times. A significant majority of our NEO compensation is "at-risk" in the form of variable pay (annual and long-term incentives) to emphasize our commitment to rewarding excellent performance and penalizing poor performance. In 2016, performance-based components comprised 91% of our CEO's 2016 compensation and, on average, 84% of our other NEOs' 2016 compensation. See the charts below.

 SIMON PROPERTY GROUP   2017 PROXY STATEMENT    25

COMPENSATION DISCUSSION AND ANALYSIS

WHAT WE PAY AND WHY: PRINCIPAL ELEMENTS OF COMPENSATION

To accomplish our compensation objectives, we designed our executive compensation program with three major elements—Base Salary, Annual Cash Incentive Compensation, and Performance-Based Long-Term Incentives.

	OBJECTIVES	KEY FEATURES

Base Salary	• Provide an appropriate level of fixed compensation that will promote executive recruitment and retention.	• Fixed compensation.
Annual Cash Incentive Compensation	• Reward achievement of our annual financial and operating goals based on the Committee's quantitative and qualitative assessment of the executive's contributions to that performance.

•

Variable, short-term cash compensation.

•

Funded upon achievement of threshold FFO level.

•

Allocated based on objective and subjective evaluation of Company, business unit, and individual performance.

Performance-Based Long-Term Incentives

•

Promote the creation of long-term stockholder value.

•

Align the interests of our executives with the interests of our stockholders.

•

Promote the retention of our executives through multi-year service vesting requirements after they are earned.

•

Variable, performance-based long-term equity compensation.

•

Amount is earned over a three-year performance period based on:

–

Absolute TSR (weighted 20%);

–

Relative TSR

•

MSCI U.S. REIT Index (RMS) (weighted 60%); and

•

TSR Relative to S&P 500 Index (weighted 20%).

•

Additional two years of service-vesting.

•

Maximum amount that may be earned is 100% of the target amount of performance-based LTIP units awarded.

Based on the pay outcomes relative to performance and the Committee's assessment of the overall design of our executive compensation program, including changes we made to our compensation practices in previous years, the Committee believes that our executive compensation program is well-aligned with our stockholders' interests.

The Committee carefully monitors the effectiveness of our executive compensation program on an ongoing basis. For these plans to be effective, it is necessary for our compensation to be competitive with other real estate companies and also with other large public and private enterprises with which the Company competes for executive talent. The Committee will continue to study and, where it considers appropriate, implement improvements to our executive compensation program.

ROLE OF MANAGEMENT IN COMPENSATION DECISIONS

Our CEO provides recommendations to the Committee on the compensation of each of the other NEOs. The CEO develops recommendations using third-party data, assessments of individual performance and achievement of the Company's strategic and tactical plans, the state of the business environment, and input from our human resources department on various factors (e.g., compensation history, tenure, responsibilities, market data for competitive positions and retention concerns). The Committee considers our CEO's recommendations together with the input of our independent compensation consultant; however, all final compensation decisions affecting NEOs' pay are made by the Committee itself. Additionally, all aspects of the CEO's compensation and resulting compensation decisions are determined by the Committee.

COMPANY PEER GROUP AND COMPENSATION ASSESSMENT

The Committee uses an industry peer group as a source of data for assessing and determining pay levels for our NEOs. The peer group is reviewed annually, and recalibrated when appropriate, by the Committee's independent compensation consultant. Developing a relevant peer group is challenging because there are no retail REITs of comparable size, complexity and breadth. Non-retail REITs are not always directly comparable to us because of the different underlying business fundamentals. Therefore, the Committee does not formulaically derive target pay opportunities or actual pay levels from these other companies; rather, this peer group is intended to provide the Committee, with insight into overall market pay levels, market trends, "best" governance practices, and overall industry performance. The Committee confirmed the use of this peer group by considering the methodology used by Institutional Shareholder Services, or "ISS."

The 2016 peer group reflects changes in the market capitalization of certain participants in the real estate industry. Changes from the 2015 peer group include the removal of two companies (Prologis, Inc. and DDR Corp.) and the addition of two companies (AvalonBay Communities, Inc. and Brixmor Property Group, Inc.).

 26     SIMON PROPERTY GROUP   2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The 2016 peer group is comprised of the 16 largest companies in the real estate industry by market capitalization, with some restrictions to maintain a balanced mix. Specifically, the group includes:

•
The six largest (by market capitalization) retail REIT companies;

•
The six largest (by market capitalization) non-retail REIT companies (excluding all retail REIT companies); and

•
The four largest companies from the broader real estate industry.

2016 PEER GROUP

(In $MMs)

PEER COMPANY	MARKET CAPITALIZATION (12/31/16)	ASSETS (12/31/16)	COMPANY TYPE

American Tower Corp. (NYSE:AMT)	$45,136	$30,879	Specialized REIT
Public Storage (NYSE:PSA)	$38,730	$10,130	Specialized REIT
Crown Castle International Corp. (NYSE:CCI)	$31,284	$22,675	Specialized REIT
Equity Residential (NYSE:EQR)	$24,526	$20,704	Residential REIT
AvalonBay Communities, Inc. (NYSA: AVB)	$24,328	$17,867	Residential REIT
Welltower, Inc. (NYSE: HCN)	$24,269	$28,865	Health Care REIT
GGP, Inc. (NYSE: GGP)	$22,642	$22,733	Retail REIT
Realty Income Corp. (NYSE: O)	$14,978	$13,153	Retail REIT
Kimco Realty Corp. (NYSE: KIM)	$11,494	$11,231	Retail REIT
Macerich Co. (NYSE: MAC)	$10,956	$9,958	Retail REIT
CBRE Group, Inc. (NYSE: CBG)	$10,621	$10,780	Real Estate Services
Federal Realty Investment Trust (NYSE: RFT)	$10,350	$5,423	Retail REIT
Brixmor Property Group, Inc. (NYSE: BRX)	$7,441	$9,320	Retail REIT
Jones Lang LaSalle, Inc. (NYSE: JLL)	$4,568	$7,629	Real Estate Services
The Howard Hughes Corp. (NYSE: HHC)	$4,540	$6,367	Real Estate Development
Realogy Holdings Corp. (NYSE: RLGY)	$3,608	$7,421	Real Estate Services
Simon Property Group	$64,103	$31,104	Retail REIT

COMPENSATION IN 2016

The Committee made decisions impacting the compensation paid to our NEOs as reported in the 2016 Summary Compensation Table. These include: base salaries, Annual Cash Incentive Compensation for 2016 performance, and long-term equity incentive opportunities in the form of performance-based LTIP unit awards. Notwithstanding the Company's strong performance in 2016, the Company's CEO, David Simon, recommended that the Committee reduce his 2016 Annual Cash Incentive to an amount below what it had originally intended. Similarly, notwithstanding the Company's strong performance in 2016 and although NEOs continued to earn Annual Cash Incentive Compensation awards above their individual targets, Mr. Simon recommended that 2016 Annual Cash Incentive Compensation for the other NEOs be lower than that paid in 2015 based on the Company's desire to contain compensation costs and expenses in light of the challenging business conditions in the retail industry that the Company is facing. The Committee followed the CEO's recommendations.

2016 BASE SALARIES

During 2016, we maintained 2015 base salary levels. The Committee periodically reviews base salaries for the NEOs and makes adjustments to reflect market conditions, changes in responsibilities, and merit increases.

2016 ANNUAL CASH INCENTIVE COMPENSATION

The Committee rewards executives with Annual Cash Incentive Compensation for achieving the Company's financial and operating plan as well as an assessment of each NEO's contributions to those achievements. Payouts under our Annual Cash Incentive Compensation program are the result of both the Company and the individuals reaching established performance targets. The

 SIMON PROPERTY GROUP   2017 PROXY STATEMENT    27

COMPENSATION DISCUSSION AND ANALYSIS

Committee follows a 2-step process to determine what amounts will be paid under the Annual Cash Incentive Compensation program each year:

1.
The Company must deliver certain FFO performance during the year before any payments may be made under the plan. If threshold performance is not achieved, no payments are made. For 2016, the Company generated comparable FFO of $10.87 per share taking into account the $0.38 per share charge associated with the early redemption of our 10.35% senior notes due 2019. Because this amount exceeded the threshold FFO performance of $10.70 per share, the Committee moved to step two in this process.

2.
Each individual's performance is assessed by the CEO and the Committee against defined goals and objectives which are established at the beginning of each year. The assessment delivers a total score for each individual. Each individual's total score then determines the portion of that NEO's target Annual Cash Incentive Compensation that has been earned.

Notwithstanding the Company's strong performance in 2016, the Company's CEO, David Simon, recommended that the Committee reduce his 2016 Annual Cash Incentive to an amount below what it had originally intended. Similarly, notwithstanding the Company's strong performance in 2016 and although our NEOs continued to earn Annual Cash Incentive Compensation awards above their individual targets, Mr. Simon recommended that 2016 Annual Cash Incentive Compensation for the other NEOs be lower than that paid in 2015 based on the Company's desire to contain compensation costs and expenses in light of the challenging business conditions in the retail industry that the Company is facing. The Committee followed the CEO's recommendations.

A summary of the Named Executive Officers' 2016 goals and performance along with their 2016 Annual Cash Incentive Compensation payments may be found in the table below.

NAMED EXECUTIVE OFFICER	2016 KEY INDIVIDUAL GOALS AND PERFORMANCE	2016 ANNUAL CASH INCENTIVE COMPENSATION AWARD	2015 ANNUAL CASH INCENTIVE COMPENSATION AWARD

David Simon	• Comparable NOI growth exceeded goals in all platforms	$2,500,000	$3,500,000
	• Comparable FFO was $10.87 per share, a 9% increase over comparable FFO for the prior year
Richard S. Sokolov	• Comparable NOI growth exceeded goals in all platforms	$1,125,000	$1,250,000
	• Disposed of non-core assets including four malls and three outlet centers
David J. Contis	• Achieved platform target comparable EBITDA growth	$900,000	$1,250,000
	• Reduced operating costs and improved margins
	• Improved year-over-year occupancy rates
Andrew A. Juster	• Executed three senior note offerings comprising $3.8B	$585,000	$650,000
	• Redeemed five series of senior notes
John Rulli	• Exceeded Mall platform budget	$450,000	$500,000
	• Improved year-over-year occupancy rates

We pay Annual Cash Incentive Compensation to NEOs in the first calendar quarter of the following year so the Committee has sufficient time to assess our financial performance and the executives' contributions for the preceding year.

Pursuant to David Simon's employment agreement, his target Annual Cash Incentive Compensation is 200% of his base salary. However, the Committee determines his actual Annual Incentive Compensation, which may be more or less than target, based on his and the Company's performance.

PERFORMANCE-BASED LTIP AWARDS

LTIP units are a type of limited partnership interest issued by the Operating Partnership. Under the performance-based LTIP Program, LTIP awards can be earned in whole or in part, if our TSR exceeds the relative and absolute performance targets set by the Committee for the relevant performance period. The Committee believes the performance-based LTIP Program design reflects the Company's pay-for-performance philosophy and high expectations:

•
Performance requirements are rigorous, promoting long-term creation of stockholder value. For example, with respect to the most recent LTIP awards under the 2016-2018 LTIP Program, performance that only matches the MSCI U.S. REIT Index (RMS) or the S&P 500 Index will pay out at 33% of target, and performance that lags the indices by more than 1% or 2%, respectively, will not result in any LTIP units being earned based on relative performance.

 28     SIMON PROPERTY GROUP   2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

•
The Committee is responsible for setting performance targets each year awards are made under the LTIP Program. To the extent that there are any future awards, we expect to continue to establish challenging targets that require strong long-term TSR performance in order to earn long-term incentive payouts.

•
The three-year performance period and an additional two-year service-based vesting period ensure long term alignment with stockholders' interests. Earned LTIP units vest on January 1 of the second and third years following the end of the performance period, with 50% vesting each year if the participant is still a Company employee on the applicable vesting date.

The Committee believes that as the responsibilities of our executives increase, the proportion of their total compensation that is at risk and dependent on performance should also increase. Since 2010, the Committee has awarded performance-based LTIP units to the NEOs and certain other executives to achieve this objective. The Company's CEO, David Simon, requested, of his own volition, that the Committee not establish a 2017-2019 LTIP Plan based on the challenging business conditions in the retail industry that the Company is facing and the Committee concurred. In connection with this recommendation, Mr. Simon unilaterally waived his right under his employment agreement to receive the 2017 annual performance-based LTIP units.

Because of the multiple-year performance timeframe, the Committee does not consider LTIP awards as compensation in the year they are awarded, but rather views them as "at-risk" compensation subject to performance and vesting conditions that must be met in order for the executive to realize any value from the awards; however, the rules of the SEC require us to include all LTIP units granted in 2016 as 2016 compensation in the 2016 Summary Compensation Table.

LTIP units are designed to qualify as "profits interests" in the Operating Partnership for federal income tax purposes. During the performance period, holders of LTIP units will be allocated taxable profits and losses equal to one-tenth of the amounts allocated to an Operating Partnership unit and will receive distributions equal to one-tenth of the amount of regular quarterly distributions paid on an Operating Partnership unit, but will not receive any special distributions. As a general matter, the profits interest characteristics of the LTIP units mean that they will not be economically equivalent in value at the time of award to the economic value of an Operating Partnership unit. The value of the LTIP units can increase over time until the value of the LTIP units is equivalent to the value of the Operating Partnership units on a one-for-one basis.

After the end of the performance period, to the extent that the required performance has been achieved, holders of earned LTIP units, both vested and unvested, will be entitled to receive distributions in an amount per LTIP unit equal to the distributions, both regular and special, payable on a unit. Vested LTIP units are exchangeable for shares of the Company's common stock on a one-for-one basis, or cash as selected by the Company.

The number of performance-based LTIP units earned is determined by the Committee at the end of the performance period using the pre-established payout matrices (with linear interpolation between the specified payout percentages).

2014-2016 LTIP PAYOUT MATRICES

		RELATIVE TSR

ABSOLUTE TSR WEIGHT 20%		VS. MSCI REIT INDEX WEIGHT 60%		VS. S&P 500 INDEX WEIGHT 20%

PERFORMANCE	PAYOUT % OF TARGET	PERFORMANCE	PAYOUT % OF TARGET	PERFORMANCE	PAYOUT % OF TARGET

≤ 20%	0.0%	Index –1%	0.0%	Index –2%	0.0%
24%	33.3%	Index	33.3%	Index	33.3%
27%	50.0%	Index + 1%	50.0%	Index + 2%	100.0%
30%	66.7%	Index + 2%	66.7%
33%	83.3%	Index + 3%	100.0%
≥ 36%	100.0%

ACHIEVEMENT OF 2014-2016 LTIP PROGRAM AWARDS

As was the case with the Company's 2013-2015 LTIP Program, the number of units earned under our 2014-2016 LTIP Program was substantially below the target opportunity. Despite the Company's strong operating performance, the Company did not outperform the MSCI US REIT Index (RMS) during the 2014-2016 LTIP performance period. This resulted in a payout below target notwithstanding the fact that during the 2014-2016 performance period the Company outperformed the S&P 500 Index and had a very strong absolute TSR of 37.83%.

 SIMON PROPERTY GROUP   2017 PROXY STATEMENT    29

COMPENSATION DISCUSSION AND ANALYSIS

The Committee instructed our independent registered public accounting firm, Ernst & Young LLP, to perform certain agreed upon procedures to corroborate the extent to which the performance measures established for the three-year 2014-2016 LTIP Program had been achieved. In February 2017, the Committee used that analysis to determine that performance during the three-year performance period ending December 31, 2016 resulted in the payouts as shown in the table below.

2014-2016 PERFORMANCE-BASED LTIP ACTUAL PERFORMANCE RESULTS

COMPONENT	WEIGHTING(1)	PERFORMANCE REQUIRED TO EARN MAXIMUM	ACTUAL PERFORMANCE	% EARNED

Absolute TSR	20%	> 36%	37.83%	100.0%
Relative TSR vs. MSCI U.S. REIT Index (RMS)	60%	3 percentage points over the Index	Index –5%	0.0%
Relative TSR vs. S&P 500 Index	20%	2 percentage points over the Index	Index + 8%	100.0%

(1)
The actual number of LTIP units that a participant can earn (the "Target LTIP Units") for each component is determined by applying the results of Deloitte LLP's ("Deloitte's") Monte Carlo analysis (described in Footnote 2 to the Summary Compensation Table) to the dollar value of the awards for each performance component. This may result in a percentage of earned LTIP unit awards that is different from the grant date fair value weighting percentages.

The LTIP units earned during the 2014-2016 Performance Period are shown in the table below and will vest in equal portions on January 1, 2018 and January 1, 2019. To vest in earned units, each recipient must maintain continuous service through each vesting date, except for termination of service resulting from death or disability or, in the Committee's sole discretion, upon retirement. In addition, all of our NEOs (including our CEO) are subject to certain stock retention requirements.

The Committee determined the achievement of the performance conditions for the 2014-2016 LTIP Program in the following amounts for our NEOs, subject to further service-based vesting requirements:

2014-2016 LTIP PROGRAM PAYOUT RESULTS

PERFORMANCE METRICS:	Absolute TSR (20%)		Relative TSR vs. MSCI U.S. REIT Index (RMS) (60%)		Relative TSR vs. S&P 500 Index (20%)

EXECUTIVE	TARGET UNITS	EARNED UNITS (100%)	TARGET UNITS	EARNED UNITS (0%)	TARGET UNITS	EARNED UNITS (100%)	TOTAL TARGET LTIP UNITS	TOTAL EARNED LTIP UNITS(1)

David Simon	26,763	26,763	66,342	0	16,988	16,988	110,093	43,751
Richard S. Sokolov	14,720	14,720	36,488	0	9,343	9,343	60,551	24,063
David J. Contis	6,691	6,691	16,586	0	4,247	4,247	27,524	10,938
Andrew A. Juster	6,022	6,022	14,927	0	3,822	3,822	24,771	9,844
John Rulli	6,022	6,022	14,927	0	3,822	3,822	24,771	9,844

(1)
The weighting reflects the percentage allocated to the total dollar amount of total awards for LTIP participants. The actual number of Target LTIP Units for each component is determined by applying the results of Deloitte's Monte Carlo analysis to the dollar value of the awards for each performance component. This may result in a percentage of earned LTIP unit awards that is different from the grant date fair value weighting percentages.

OTHER ELEMENTS OF COMPENSATION

Retirement and Health and Welfare Benefits. We have never had a traditional defined benefit pension plan. We maintain a 401(k) retirement plan in which all salaried employees can participate on the same terms. During 2016, our basic contribution to the 401(k) retirement plan was equal to 1.0% of the participant's base salary and Annual Cash Incentive Compensation which vests 20% after the completion of two years and an additional 20% after each additional year of service until fully vested after six years. We match 100% of the first 3% of the participant's contribution and 50% of the next 2% of the participant's contribution. Our matching contributions are vested when made. Our basic and matching contributions are subject to applicable IRS limits and regulations. The limit for Company contributions for any participant in 2016 was $13,250. The contributions we made to the 401(k) accounts of the NEOs are shown in the All Other Compensation column of the 2016 Summary Compensation Table on page 34. Executive officers also participate in health and welfare benefit plans on the same terms as other salaried employees.

No Gross-Up for Excess Parachute Payments. David Simon and Richard Sokolov have employment agreements; no other NEOs currently have employment agreements. There are no arrangements requiring us to gross-up compensation to cover taxes owed by the executives, including excise taxes payable by the executive in connection with a change in control.

If David Simon would become subject to the excise tax on certain "excess parachute payments" pursuant to Section 4999 of the Internal Revenue Code, his employment agreement provides that payments which would be subject to the excise tax will be reduced if he retains a greater after-tax amount after such reduction; otherwise, no reduction will be made. His employment agreement does not contain a gross-up for this excise tax.

 30     SIMON PROPERTY GROUP   2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Deferred Compensation Plan. We maintain a nonqualified deferred compensation plan that permits senior executives, key employees and directors to defer all or part of their compensation, including awards under the Operating Partnership's Amended and Restated 1998 Stock Incentive Plan (the "1998 Plan"). There is an account for the executives and employees and a separate account for the non-employee directors. Although we have the discretion to contribute a matching amount or make additional incentive contributions, we have never done either. As a result, the amounts disclosed in the Nonqualified Deferred Compensation in 2016 table on page 36 consist entirely of compensation earned by, but not yet paid to, the executives and any earnings on such deferred compensation. A participant's deferrals are fully vested, except for restricted stock awards that still have vesting requirements. Upon death or disability of the participant, our insolvency, or a change in control affecting us, a participant becomes 100% vested in his account.

No Stock Option Grants. The Committee has not granted any stock options to executives or other employees since 2001.

OTHER POLICIES

EQUITY AWARD GRANT PRACTICES

We make any equity-based incentive awards in the first calendar quarter after financial results for the preceding year have been released.

EXECUTIVE EQUITY OWNERSHIP GUIDELINES

We believe the financial interests of our executives should be aligned with the long-term interests of our stockholders. We also believe that requiring our executives to own a significant number of shares of our common stock, combined with our rigorous stock retention policy, serves as a strong motivator for our executives to be prudent in their operation of the Company. Therefore, in addition to long-term incentives, our Board has established equity ownership guidelines for key executives, including the NEOs.

The current ownership guidelines require the executives to maintain ownership of our stock or any class of our equity securities or units of the Operating Partnership having a value expressed as a multiple of their base salary for as long as they remain our employees. Our current guidelines for the CEO and other executive officers are as follows:

POSITION	VALUE AS A MULTIPLE OF BASE SALARY

Chief Executive Officer	6.0x
Executive Officers	3.0x
Certain Executive Vice Presidents	3.0x

In addition, these executives are required to retain ownership of a sufficient number of shares received in the form of restricted stock awards representing at least 50% of the after-tax value of their awards or 25% of the pre-tax value of such awards. These shares are to be retained by the executive until he or she retires, dies, becomes disabled, or is no longer our employee.

Ownership of any class of our equity securities or units of the Operating Partnership counts toward fulfillment of these guidelines, including securities held directly, securities held indirectly by or for the benefit of immediate family members, shares of restricted stock that have been earned, even if not vested, and shares held following the exercise of stock options. Unexercised stock options do not count toward these goals. Each of our NEOs currently meets or exceeds these guidelines.

CLAWBACKS OF INCENTIVE COMPENSATION

Our annual and long-term incentive plans contain a clawback provision that applies to all of our current and former NEOs in the event of any material restatement of the Company's financial statements beginning in 2012 whether or not fraud or misconduct is involved. The clawback policy applies to cash amounts received through annual or long-term incentive plans, where payouts were based upon the restated financial results.

In addition, David Simon's employment agreement and the post-2010 LTIP Program award agreements for all NEOs, including our CEO, provide that in the event of a financial restatement, the Company may recoup the employee's Annual Cash Incentive Compensation and other equity and non-equity compensation tied to the achievement of earnings targets if the compensation would not have been earned as a result of the financial restatement. These provisions will be superseded by any broader recoupment policy that the Company adopts pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act. Future awards under the 1998 Plan will also include provisions expressly acknowledging the applicability of any such recoupment policy to the award.

 SIMON PROPERTY GROUP   2017 PROXY STATEMENT    31

COMPENSATION DISCUSSION AND ANALYSIS

HEDGING POLICY AND PLEDGING RESTRICTIONS

Our insider trading policy prohibits employees and directors from hedging the ownership of Company securities. In addition, we do not permit our executive officers to pledge shares.

SECTION 162(m)

Substantially all of the services rendered by our executive officers were performed on behalf of the Operating Partnership. The Internal Revenue Service has issued a series of private letter rulings which indicate that compensation paid by an operating partnership to executive officers of a REIT that serves as its general partner is not subject to limitation under Section 162(m) to the extent such compensation is attributable to services rendered to the operating partnership. Although we have not obtained a ruling on this issue, we believe the position taken in the rulings would apply to our Operating Partnership as well. Accordingly, we believe that the compensation we paid to our executive officers for 2016 will not be limited to Section 162(m). We reserve the right to approve and pay non-deductible compensation.

If we hereafter determine that Section 162(m) is applicable, then this could result in an increase to our income subject to federal income tax and could require us to increase distributions to our stockholders in order for us to maintain our qualification as a REIT.

ASSESSMENT OF COMPENSATION-RELATED RISKS

Our senior management team conducts an ongoing assessment of the risks related to our compensation policies and practices. This team reviews and discusses the various design features and characteristics of our Company-wide compensation policies and programs. The team also considers the elements of our compensation program for our senior executives including the performance measures used for the Annual Cash Incentive Compensation program and our long-term incentive programs. Senior management obtains and evaluates data from a REIT peer group reflecting a comparison of compensation practices and pay levels for comparable positions within that group to assess the competitiveness of our compensation levels.

The Committee is responsible for overseeing the risks relating to compensation policies and practices affecting senior management on an ongoing basis. In performing this responsibility, the Committee utilizes the services of its independent compensation consultant to obtain advice and assistance in the design and implementation of incentive compensation programs for our executives. The consultant does no work for management, unless requested by the Chairman of the Committee. In reviewing whether our compensation policies and practices encourage excessive risk-taking, the Committee also considers senior management's assessment described above. We believe the following factors reduce the likelihood that our compensation policies and practices would encourage excessive risk-taking:

•
Our compensation mix is designed in large part to reward long-term performance and is balanced among (i) fixed cash components, (ii) incentives that reward improvements in total Company performance and business unit performance, (iii) components measured by individual performance, and (iv) performance-based incentive opportunities that may be realized in the future.

•
Our policies and programs are intended to encourage retention of our executives so that they can focus on achieving long-term objectives.

•
Our overall compensation is maintained at levels that are competitive with the market.

•
Our Annual Cash Incentive Compensation is weighted based on the achievement of several different financial and operational performance measures; the Committee has ultimate oversight in determining the Annual Cash Incentive Compensation allocation, thereby mitigating the risk that any one measure can dominate the payouts based on any formula.

•
Our NEO Performance-Based LTIP Program uses both absolute and relative TSR performance measures over three-year performance periods.

•
Our NEO Performance-Based LTIP Program includes a two-year service-based vesting requirement after the conclusion of the three-year performance period.

•
Awards under David Simon's 2011 CEO Retention Agreement are subject to performance conditions and post-earning vesting requirements. The awards will only be earned if performance measures are achieved.

•
Executive officers are subject to minimum stock ownership guidelines, equity award multi-year vesting requirements and limitations on trading our securities, including prohibitions on hedging our securities, under our Insider Trading Policy.

 32     SIMON PROPERTY GROUP   2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

•
The Committee has discretion to decrease incentive performance targets and payouts when it determines that such adjustments would be in the best interests of the Company and our stockholders.

•
All LTIP unit awards contain "double trigger" change in control provisions.

•
All award agreements we have entered into with executive officers contain clawback provisions permitting the Company to recoup compensation tied to the achievement of financial targets if the compensation would not have been earned based on restated financial results.

Based on the foregoing, the Committee believes that our compensation policies and programs are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION DECISIONS FOR 2017

In February 2017, the Committee met to make decisions related to our NEOs' base salaries and long-term incentive opportunities and approve the funding goals for 2017 under our Annual Cash Incentive Compensation program.

2017 BASE SALARIES

The Committee accepted Mr. Simon's recommendation, and the base salaries for our CEO and all other NEOs will be unchanged for 2017.

2017 ANNUAL CASH INCENTIVE COMPENSATION PROGRAM

The 2017 Annual Cash Incentive Compensation program approved by the Committee is substantially similar to the 2016 Annual Cash Incentive Compensation program described on pages 27-28.

The 2017 Annual Cash Incentive Compensation program FFO goals were approved early in 2017 and will be disclosed in our 2018 Proxy Statement.

NO 2017-2019 LTIP PROGRAM

In connection with the Committee making determinations with respect to the 2017 executive compensation program at its meeting in February 2017, David Simon requested, of his own volition, that the Committee not establish a 2017-2019 LTIP Plan based on the challenging business conditions in the retail industry that the Company is facing and the Committee concurred. In connection with this recommendation, Mr. Simon unilaterally waived his right under his employment agreement to receive the 2017 annual performance-based LTIP units.

We believe that the NEOs and other participating executives have significant earning opportunities and potential for 2017 and 2018 based on the currently effective 2015-2017 LTIP Plan and the 2016-2018 LTIP Plan. We also believe that this performance-based component of our executive compensation program continues to align our participating executives' interests with those of our stockholders.

 SIMON PROPERTY GROUP   2017 PROXY STATEMENT    33

COMPENSATION DISCUSSION AND ANALYSIS

SUMMARY COMPENSATION TABLE

NAME (A)	YEAR (B)	SALARY (C)	BONUS(1) ($) (D)	STOCK AWARDS(2) ($) (E)	ALL OTHER COMPENSATION(3) ($) (F)	TOTAL ($) (G)

David Simon	2016	1,250,000	2,500,000	9,472,676	15,398	13,238,074
Chairman and CEO	2015	1,250,000	3,500,000	9,470,774	13,433	14,234,207
	2014	1,250,000	3,500,000	9,972,444	16,802	14,739,246

Richard S. Sokolov	2016	800,000	1,125,000	2,991,372	258,191	5,174,563
President and Chief Operating Officer	2015	800,000	1,250,000	4,984,618	332,718	7,367,336
	2014	800,000	1,380,000	5,484,814	333,900	7,998,714

David J. Contis	2016	750,000	900,000	2,492,809	14,178	4,156,987
President—Simon Malls	2015	750,000	1,250,000	2,243,078	13,946	4,257,024
	2014	750,000	500,000	2,493,175	13,696	3,756,871

Andrew A. Juster	2016	500,000	585,000	2,492,809	16,542	3,594,351
Executive Vice President and Chief Financial Officer	2015	500,000	650,000	2,492,309	13,433	3,655,742
	2014	450,000	690,000	2,243,795	17,704	3,401,499

John Rulli	2016	463,500	450,000	2,243,529	16,146	3,173,175
Chief Operating Officer Malls and Chief Administrative Officer	2015	—	—	—	—	—
	2014	—	—	—	—	—

(1)
Bonuses earned with respect to the indicated year were paid in the following year under our Annual Cash Incentive Compensation program. See the "2016 Annual Cash Incentive Compensation" section in the Compensation Discussion and Analysis for information about how we determined the payments for 2016.

(2)
Represents the total grant date fair value of all equity-based awards made during 2016 determined in accordance with ASC 718. These include (a) for 2016 and 2015, the maximum awards under the 2016-2018 and 2015-2017 LTIP Programs, respectively (even though those LTIP units remain subject to performance measures during a three-year performance period that has not yet ended and, once earned, are subject to further vesting requirements), and (b) for 2014, the earned awards under the 2014-2016 LTIP Program (even though those LTIP units remain subject to vesting requirements).

We engaged Deloitte, who is not our independent registered public accounting firm, to develop the grant date fair values of the LTIP Programs using a Monte Carlo simulation. Three simulations were conducted using assumptions regarding the total stock return on the Company's common stock and the relative total returns of the S&P 500 Index and MSCI U.S. REIT Index (RMS), as well as expected volatility, risk-free investment rates, correlation coefficients, dividend reinvestment, and other factors. The grant date fair values of the awards in the 2016 LTIP Program, as of March 1, 2016, were as follows (net of the purchase price of $0.25 per unit paid by the participant):

NAME	NUMBER OF AWARD UNITS	GRANT DATE FAIR VALUE OF 2016-2018 LTIP PROGRAM

David Simon	109,296	9,472,676
Richard S. Sokolov	34,514	2,991,372
David J. Contis	28,763	2,492,809
Andrew A. Juster	28,763	2,492,809
John Rulli	25,886	2,243,529

As explained in the Compensation Discussion and Analysis section included in this Proxy Statement, the Committee determined that our performance for the three-year period ended December 31, 2016, resulted in a 39.7% payout of the three-year 2014-2016 LTIP Program. The number of LTIP units awarded under the three-year 2015-2017 LTIP Program and the 2016-2018 LTIP Program that may be earned in the future will depend upon the extent to which we achieve the performance measures during three-year performance periods that end on December 31, 2017 and 2018, respectively. If our performance for those periods results in a payout of less than 100%, the number of LTIP units earned would be less than the maximum amounts shown. Once earned, one-half of the LTIP units in the programs will vest on January 1 of the second and third years following the end of the applicable performance period. The recipient must maintain continuous service through each vesting date, except for termination of service resulting from death or disability or, in the Committee's sole discretion, upon retirement. The grant date fair values of the LTIP units are reported in column (E) net of the purchase price of $0.25 per unit.

(3)
Amounts reported in 2016 include the following:

ALL OTHER COMPENSATION

NAME	EMPLOYEE LIFE INSURANCE PREMIUMS	USE OF CHARTER AIRCRAFT	401(K) CONTRIBUTION

David Simon	2,148		13,250
Richard S. Sokolov	3,375	241,566	13,250
David J. Contis	928		13,250
Andrew A. Juster	3,292		13,250
John Rulli	2,896		13,250

GRANTS OF PLAN-BASED AWARDS IN 2016

NAME	GRANT DATE(1) (H)	TYPE OF AWARD	ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS MAXIMUM(2) (#) (I)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(3) ($) (J)

David Simon	3/1/16	LTIP Units	109,296	9,472,676
Richard S. Sokolov	3/1/16	LTIP Units	34,514	2,991,372
David J. Contis	3/1/16	LTIP Units	28,763	2,492,809
Andrew A. Juster	3/1/16	LTIP Units	28,763	2,492,809
John Rulli	3/1/16	LTIP Units	25,886	2,243,529

(1)
Represents the date that the award was made.

(2)
Column (I) represents the number of LTIP units the NEO would earn if our performance for the three-year period ended December 31, 2018 would result in a 100% payout. Once earned, the LTIP units will vest in equal parts on January 1 of the second and third years following the end of the performance period. The recipient must maintain continuous service through each vesting date, except for termination of service resulting from death or disability or, in the Committee's sole discretion, upon retirement.

(3)
The grant date fair values of the 2016-2018 LTIP Program awards are shown here net of the $0.25 per unit purchase price.

 34     SIMON PROPERTY GROUP   2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END

	STOCK AWARDS
	NUMBER OF SHARES OR UNITS EARNED THAT HAVE NOT VESTED(1) (#) (K)	MARKET VALUE OF SHARES OR UNITS THAT HAVE NOT VESTED(2) ($) (L)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(3) (#) (M)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(4) ($) (N)

David Simon	1,020,582	181,071,658	506,200	89,810,004
Richard S. Sokolov	147,074	26,093,869	96,043	17,039,949
David J. Contis	55,148	9,784,358	56,451	10,015,536
Andrew A. Juster	60,808	10,788,555	59,527	10,561,280
John Rulli	54,054	9,590,261	53,574	9,505,099

(1)
Consists of the following LTIP units that have been earned but not vested as of December 31, 2016:

	TYPE OF AWARD	NUMBER OF SHARES OR UNITS

David Simon	2012-2014 LTIP Units	68,777
	2013-2015 LTIP Units	188,054
	2014-2016 LTIP Units	43,751
	Class A Units-2011 CEO Retention Agreement LTIP Units	360,000
	Class B Units-2011 CEO Retention Agreement LTIP Units	360,000

Richard S. Sokolov	2012-2014 LTIP Units	32,956
	2013-2015 LTIP Units	90,055
	2014-2016 LTIP Units	24,063

David J. Contis	2012-2014 LTIP Units	11,463
	2013-2015 LTIP Units	32,747
	2014-2016 LTIP Units	10,938

Andrew A. Juster	2012-2014 LTIP Units	10,030
	2013-2015 LTIP Units	40,934
	2014-2016 LTIP Units	9,844

John Rulli	2012-2014 LTIP Units	11,463
	2013-2015 LTIP Units	32,747
	2014-2016 LTIP Units	9,844

One-half of the earned LTIP units vest on January 1 of the second and third years following the end of the performance period assuming continued service.

Additionally, for David Simon, column (K) does not include 109,670 shares of common stock that were acquired by reinvesting a portion of the funds from cash distributions on his unvested 2011 CEO Retention Agreement LTIP units in accordance with the terms of the award.

(2)
The amounts are calculated by multiplying $177.67, the closing price of our common stock as reported by the NYSE for December 30, 2016, by the applicable number of shares or LTIP units. The amounts for LTIP unit awards are net of the $0.25 per unit purchase price.

(3)
Consists of the following LTIP units that have not been earned:

	TYPE OF AWARD	NUMBER OF UNITS

David Simon(5)	2015-2017 LTIP Units	116,904
	2016-2018 LTIP Units	109,296
	Class C Units-2011 CEO Retention Agreement LTIP Units	280,000

Richard S. Sokolov	2015-2017 LTIP Units	61,529
	2016-2018 LTIP Units	34,514

David J. Contis	2015-2017 LTIP Units	27,688
	2016-2018 LTIP Units	28,763

Andrew A. Juster	2015-2017 LTIP Units	30,764
	2016-2018 LTIP Units	28,763

John Rulli	2015-2017 LTIP Units	27,688
	2016-2018 LTIP Units	25,886

(4)
The amounts are calculated by multiplying $177.67, the closing price of our common stock as reported by the NYSE for December 30, 2016, by the applicable number of LTIP units, net of the $0.25 per unit purchase price.

(5)
For David Simon, the 2011 CEO Retention Agreement LTIP units are subject to satisfaction of certain performance conditions and maintenance of continuous service through the vesting dates. The 360,000 units awarded on December 31, 2013, were earned during 2015 and are scheduled to vest on January 1, 2018. An additional 360,000 units awarded January 1, 2014 were earned during 2016 and are scheduled to vest on January 1, 2019. Assuming all performance and retention requirements under the Agreement are satisfied,

 SIMON PROPERTY GROUP   2017 PROXY STATEMENT    35

COMPENSATION DISCUSSION AND ANALYSIS

  the 280,000 units awarded January 1, 2015 will be earned during 2017 and will vest on June 30, 2019. See a description of the 2011 CEO Retention Agreement on page 40 for a description of vesting upon certain terminations of employment.

OPTION EXERCISES AND STOCK VESTED IN 2016(1)

	STOCK AWARDS(2)
NAME (A)	NUMBER OF SHARES ACQUIRED ON VESTING(3) (#) (D)	VALUE REALIZED ON VESTING(4) ($) (E)

David Simon	0	0
Richard S. Sokolov	0	0
David J. Contis	1,654	343,519
Andrew A. Juster	0	0
John Rulli	0	0

(1)
Our NEOs held no stock options at any time during 2016.

(2)
Includes awards of restricted stock.

(3)
1,654 shares of restricted stock awarded to Mr. Contis in 2012, vested on April 1, 2016.

(4)
Value realized upon vesting of Mr. Contis' 2012 shares of restricted stock is calculated by multiplying $207.69, the closing price of common stock as reported by the NYSE on March 31, 2016, by the number of shares of restricted stock that vested on April 1, 2016.

NONQUALIFIED DEFERRED COMPENSATION IN 2016

NAME (A)	EXECUTIVE CONTRIBUTIONS IN LAST FY ($) (B)	REGISTRANT CONTRIBUTIONS IN LAST FY ($) (C)	AGGREGATE EARNINGS (LOSSES) IN LAST FY(1) ($) (D)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($) (E)	AGGREGATE BALANCE AT LAST FYE(2) ($) (F)

David Simon	0	0	(386,692)	2,000,201	7,614,111
Richard S. Sokolov	0	0	0	0	0
David J. Contis	0	0	54,898	0	732,667
Andrew A. Juster	0	0	0	0	0
John Rulli	0	0	(282,873)	2,105,006	9,472,548

(1)
Aggregate earnings include dividends paid on, and appreciation of, shares of our common stock held in the plan.

(2)
Of the amounts in this column, the following amounts are or were previously reported in the Summary Compensation Table: David Simon—$9,282,181; Mr. Sokolov—$0; Mr. Contis—$449,000; Mr. Juster—$0; and Mr. Rulli—$0.

The assets of our deferred compensation plan are held in what is commonly referred to as a "rabbi trust" arrangement. This means the assets of the plan are subject to the claims of our general creditors in the event of our insolvency. The plan assets are invested by the trustee in its sole discretion. Payments of a participant's elective deferrals are made as elected by the participant. These amounts would be paid earlier in the event of termination of employment or death of the participant, an unforeseen emergency affecting the participant as determined by the Committee or a change in control of the Company.

We have not made any contributions to the executive account of our deferred compensation plan since its inception in 1995. As a result, the contributions and aggregate balances shown in the table above are composed entirely of contributions made by the executives from their salary, bonus or restricted stock awards for prior years and earnings on those amounts. The earnings do not represent above-market or preferential rates. The executives may vote and are entitled to receive dividends on their restricted stock awards in the plan.

Deferral elections are made by eligible executives each year for amounts to be earned or granted in the following year. An executive may defer all or a portion of salary, Annual Cash Incentive Compensation or awards under the 1998 Plan.

The investment options available to an executive under the deferral program vary depending upon the type of compensation being deferred.

 36     SIMON PROPERTY GROUP   2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plans as of December 31, 2016. We have made no grants of stock options since 2001, and there are currently no stock options outstanding under the 1998 Plan.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (#)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS ($)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (#)

Equity compensation plans approved by security holders(1)	0	0	3,491,839(2)
Equity compensation plans not approved by security holders	0	0	—

TOTAL(1)	0	0	3,491,839(2)

(1)
Consists of the 1998 Plan, which was approved by stockholders at the 2012 Annual Meeting held on May 17, 2012, and was ratified at our Annual Meeting in 2014.

(2)
The 1998 Plan provides for the grant of incentive stock options, nonqualified stock options, SARs, restricted stock and performance units, including LTIP units. The Committee has not made any stock option awards to executives since 2001 and has never made any awards of SARs.

 SIMON PROPERTY GROUP   2017 PROXY STATEMENT    37

COMPENSATION DISCUSSION AND ANALYSIS

ESTIMATED POST-EMPLOYMENT PAYMENTS UNDER ALTERNATIVE TERMINATION SCENARIOS

The following table sets forth the value of the benefits that would have been payable to each of the NEOs, assuming that the following events occurred on December 31, 2016. We do not disclose payments or other benefits under our 401(k) retirement plan and health and welfare plans because all salaried employees are entitled to the same benefits under those plans. Also, we do not include distributions from our deferred compensation plan because the amounts in that plan consist entirely of contributions made by the executives and earnings on those contributions. The amounts shown are only estimates of the amounts that would be payable to the executives upon termination of employment and do not reflect tax positions we may take or the accounting treatment of such payments. Actual amounts to be paid can only be determined at the time of separation.

	VOLUNTARY RESIGNATION OR RETIREMENT ($)	TERMINATION BY THE COMPANY WITHOUT CAUSE OR RESIGNATION WITH GOOD REASON ($)	DEATH OR DISABILITY ($)	CHANGE OF CONTROL ($)	TERMINATION BY THE COMPANY WITHOUT CAUSE OR RESIGNATION WITH GOOD REASON FOLLOWING CHANGE IN CONTROL ($)

David Simon(1)	—
Severance Payment(2)	—	7,500,000	0	0	7,500,000
Benefit Continuation	—	49,689	0	0	49,689
Restricted Stock	—	0	0	0	0
Annual LTIP(3)	—	0	67,944,928	73,620,429	73,620,429
Retention LTIP(4)	—	120,128,125	177,420,000	0	177,420,000

TOTAL	$—	$127,677,814	$245,364,928	$73,620,429	$258,590,118

Richard S. Sokolov	—
Severance Payment(7)	—	1,400,000	0	0	1,400,000
Restricted Stock	—	0	0	0	0
Annual LTIP(3)	—	0	32,806,179	35,412,677	35,412,677
2016 Annual Cash Incentive Compensation(6)	—	0	1,125,000	0	1,125,000

TOTAL	$—	$1,400,000	$33,931,179	$35,412,677	$37,937,677

David J. Contis	—
Severance Payment(5)	—	86,538	0	0	86,538
Restricted Stock	—	0	0	0	0
Annual LTIP(3)	—	0	13,368,542	14,760,339	14,760,339
2016 Annual Cash Incentive Compensation(6)	—	0	900,000	0	900,000

TOTAL	$—	$86,538	$14,268,542	$14,760,339	$15,746,877

Andrew A. Juster	—
Severance Payment(5)	—	153,846	0	0	153,846
Restricted Stock	—	0	0	0	0
Annual LTIP(3)	—	0	14,634,804	16,128,365	16,128,365
2016 Annual Cash Incentive Compensation(6)	—	0	585,000	0	585,000

TOTAL	$	$153,846	$15,219,804	16,128,365	$16,867,211

John Rulli	—
Severance Payment(5)	—	142,615	0	0	142,615
Restricted Stock	—	0	0	0	0
Annual LTIP(3)	—	0	13,051,889	14,396,095	14,396,095
2016 Annual Cash Incentive Compensation(6)	—	0	450,000	0	450,000

TOTAL	$—	$142,615	$13,501,889	$14,396,095	$14,988,710

(1)
The terms of the employment agreement with David Simon are described in the "Termination-Related Provisions of Employment Agreement with David Simon," below. This table describes termination scenarios as of December 31, 2016 and the terms of his employment agreement as of that date.

(2)
Paid in equal installments over two years and subject to confidentiality and one or two-year non-competition provisions in David Simon's employment agreement.

(3)
Death or Disability

With respect to death or disability, the amount represents the value of Annual LTIP units held by the executive that would be deemed fully vested at the time of the future Valuation Date. Value is based on a stock price of $177.67, the closing price of our common stock as reported by the NYSE for December 30, 2016, net of the purchase price of $0.25 per unit. The award agreements or, in the case of David Simon, his employment agreement, provide the following benefits if the executive's employment terminates due to death or disability prior to the applicable Valuation Date: (a) the calculation of whether any Annual LTIP units have been earned will be deferred until the Valuation Date; (b) the number of Annual LTIP units that would have been earned shall be adjusted on a pro rata basis to reflect the number of days such executive worked over the total days in the performance period; (c) such earned Annual LTIP units shall immediately be fully vested. If death or disability occurs after the applicable Valuation Date, any Annual LTIP units that have been earned but not yet vested shall immediately become fully vested.

 38     SIMON PROPERTY GROUP   2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

  Change of Control

  With respect to a change of control prior to the Valuation Date, the amount represents the value of Annual LTIP units held by the executive that would become earned as a result of the change of control event. Value is based on a stock price of $177.67, the closing price of our common stock as reported by the NYSE for December 30, 2016, net of the purchase price of $0.25 per unit. The calculation of whether any Annual LTIP units have been earned will take place at the time of the change of control and will take into account the truncated performance period. If the executive has any earned Annual LTIP units prior to any change of control, the vesting schedule for such earned Annual LTIP units shall not accelerate but instead remain subject to the two year vesting period that would otherwise be applicable after any Annual LTIP units became earned in the ordinary course.

  Termination without Cause or Due to Good Reason after a Change of Control

  The award agreements or, in the case of David Simon, his employment agreement, provide the following benefits with respect to the Annual LTIP units if, prior to the Valuation Date, there is a change of control of the Company and the executive is terminated without cause, he resigns his employment for good reason, or the award is not continued, assumed or replaced: (a) the calculation of whether any Annual LTIP units have been earned will take place at the time of the change of control and will take into account the truncated performance period; and (b) any Annual LTIP units earned in connection with the change of control shall immediately become fully vested. If the executive has any earned Annual LTIP units prior to any change of control, the vesting schedule for such earned Annual LTIP units shall not accelerate unless the executive is terminated without cause, he resigns his employment for good reason, or the award is not continued, assumed or replaced, in each case, at such time all of the executive's earned Annual LTIP units shall immediately become fully vested.

(4)
Pursuant to the 2011 CEO Retention Agreement, (i) if we terminated Mr. Simon's employment without cause, or if he resigned his employment for good reason, in each case on December 31, 2016, then subject to the achievement of the required Termination FFO, the number of Unvested LTIP units which would vest is equal to 677,083, which is 100% of the units prorated based on the number of months from July 11, 2011 to December 31, 2016 (and 74,255 shares in escrow would vest); (ii) if Mr. Simon's employment was terminated as a result of death or disability, or if both a change in control occurred and we terminated his employment without cause or he resigned for good reason, in each case on December 31, 2016, then 100% of the LTIP Units (1,000,000) would vest and 100% of the shares in the escrow (109,670) would vest. Value is based on a stock price of $177.67, the closing price of our common stock as reported by the NYSE for December 30, 2016, net of the purchase price of $0.25 per unit (with no net reduction for the escrowed shares).

(5)
Determined by our current severance policy under which we pay severance to full-time employees whose employment is involuntarily terminated in the event of certain reductions in force, mergers or outsourcings. The amount of the severance is one week of pay for every year of service up to a maximum of sixteen years.

(6)
We paid our 2016 bonuses in 2017. Our Annual Cash Incentive Compensation program does not expressly address the consequences of a termination of employment prior to payment of the bonus. However, for the purposes of this table, we have assumed the Committee would approve paying the earned bonus to an executive who, as of the end of the year, died or became disabled or whose employment was terminated without cause or good reason following a change in control, other than David Simon, whose employment agreement contains provisions regarding the payment of bonuses.

(7)
Based on Richard Sokolov's employment agreement which is described below under "Employment Agreement with Richard Sokolov."

EMPLOYMENT AGREEMENTS

EMPLOYMENT AGREEMENT WITH DAVID SIMON

On July 6, 2011, the Committee unanimously approved entering into a new long-term employment agreement with David Simon, commencing on July 6, 2011 and ending on July 5, 2019. Pursuant to the employment agreement, David Simon serves as the Company's CEO, a member of the Board and, except under certain circumstances described in the employment agreement, Chairman of the Board. The employment agreement provides David Simon with an annual base salary of $1,250,000, subject to annual review and increase, but not decrease, by the Committee. The agreement also provides that he is eligible to receive an annual target cash bonus of 200% of his base salary, based on the degree to which reasonably attainable performance goals are achieved.

Termination-related provisions of employment agreement with David Simon. If David Simon is terminated by us without "Cause" or by him for "Good Reason," (each as defined in David Simon's Employment Agreement) subject to his execution of a release of claims against us, he will receive severance in an amount equal to two times the sum of his annual base salary and his target Annual Cash Incentive Compensation paid in equal installments over a two-year period.

In addition, also subject to his execution of a release of claims against us, a portion of the remaining unvested LTIP units granted under the 2011 CEO Retention Agreement will become vested LTIP units upon Mr. Simon's termination if the Termination FFO equals or exceeds a specified FFO amount. For details regarding the Termination FFO, the Specified FFO and the portion that can be earned upon various terminations please see page 41 of this Proxy Statement.

If David Simon is terminated due to disability or if he dies, he would be entitled to receive (A) the payments described in footnotes (2), (3), and (4) in the Estimated Post-Employment Payments Under Alternative Termination Scenarios table above, (B) pursuant to the terms of his annual performance-based LTIP Program award agreements, a number of LTIP units under the annual LTIP Program determined at the end of the applicable performance period based on actual performance for that period and then prorated by a partial service factor based on the number of days during the performance period prior to his death or disability, (C) pursuant to the terms of his restricted stock award agreements, full vesting (in the event of death) or continued vesting over the four year schedule (in the event of disability) of his restricted shares, and (D) full vesting of his 2011 CEO Retention Agreement (as defined below).

If David Simon is terminated by us without "cause" or by him for "good reason" following a change in control, he would be entitled to receive (A) the payments described in (2), (3), and (4) in the Estimated Post- Employment Payments Under Alternative Termination Scenarios table above, (B) all of the unvested LTIP units under the 2011 CEO Retention Agreement fully vest (these also vest if such termination is during the six month period prior to a change in control if such change in control occurs), (C) pursuant to the terms of his annual performance-based LTIP unit awards, any unearned LTIP units multiplied by a partial service factor based on the number of days during the performance period to the date of the change in control, and (D) pursuant to the terms of his restricted stock

 SIMON PROPERTY GROUP   2017 PROXY STATEMENT    39

COMPENSATION DISCUSSION AND ANALYSIS

award agreements, full vesting of his restricted stock. If there is a change in control, but David Simon is not terminated, he is entitled to the payments described in subsection (C), and (D) of this paragraph.

Amendments to the 2011 CEO Retention Agreement. Effective as of December 31, 2013 David Simon, the Operating Partnership and the Company amended and restated the Series CEO LTIP Unit Award Agreement dated as of July 6, 2011, as amended on December 22, 2011, March 29, 2013 as further amended and restated effective as of December 31, 2013 (as amended and restated, the "2011 CEO Retention Agreement").

The 2011 CEO Retention Agreement, which was previously entirely service-based, will now become eligible to vest based on the attainment of Company based performance goals, in addition to a service-based vesting requirement. The 2011 CEO Retention Agreement provides that if the relevant performance criteria are not achieved, Mr. Simon will forfeit all or a portion of such award. The performance criteria in the 2011 CEO Retention Agreement are designed to incentivize Mr. Simon to continue upon the Company's outstanding performance achieved under his leadership, and in the interest of aligning the 2011 CEO Retention Agreement with the Company's pay-for-performance philosophy, which has been instrumental in the creation of exceptional long-term stockholder value.

Prior to the December 31, 2013 amendment and restatement, Mr. Simon's 1,000,000 CEO LTIP Units originally granted under the Series CEO LTIP Unit Award Agreement dated as of July 6, 2011 vested over an eight year period, with one third vesting in 2017, one third vesting in 2018 and one third vesting in 2019. Pursuant to the 2011 CEO Retention Agreement, effective December 31, 2013, 720,000 of such CEO LTIP Units were cancelled and in respect thereof 360,000 CEO LTIP Units were granted to David Simon on December 31, 2013 (the "A Units") and 360,000 CEO LTIP Units were granted to David Simon on January 1, 2014 (the "B Units"). 280,000 of the CEO LTIP Units granted on July 6, 2011 were cancelled on January 1, 2015 and in respect thereof 280,000 CEO LTIP Units were granted on January 1, 2015 (the "C Units"). The A Units, B Units and C Units may only be earned if and to the extent the applicable performance criteria and vesting requirements are met, as set forth below.

Because the Company achieved FFO per share in excess of $8.86 in 2015, Mr. Simon earned 100% of the A Units. If the Company had not achieved FFO per share of at least $8.07 for 2015, then the 360,000 A Units would not have been earned. If the Company had achieved FFO per share of $8.07 for 2015, then 50% of such A Units would have been earned, subject to fulfillment of additional service-based vesting requirements. If the Company had achieved FFO per share of greater than $8.07 but less than $8.86 for 2015, then the number of A Units that would have been earned shall be between 50% and 100% based on linear interpolation, subject to fulfillment of additional service-based vesting requirements.

Because the Company achieved FFO per share in excess of $9.40 in 2016, Mr. Simon earned 100% of the B Units. If the Company did not achieve FFO per share of at least $8.43 for 2016, then the 360,000 B Units would not have been earned. If the Company achieved FFO per share of $8.43 for 2016, then 50% of such B Units would have been earned, subject to fulfillment of additional service-based vesting requirements. If the Company had achieved FFO per share of greater than $8.43 but less than $9.40 for 2016, then the number of B Units that would have been earned would have been between 50% and 100% based on linear interpolation, subject to fulfillment of additional service-based vesting requirements.

If the Company does not achieve FFO per share of at least $8.62 for 2017, then all 280,000 C Units shall be forfeited. If the Company achieves FFO per share of $8.62 for 2017, then 50% of such C Units may be earned, subject to fulfillment of additional service-based vesting requirements. If the Company achieves FFO per share of $9.80 for 2017, then 100% of such C Units may be earned, subject to fulfillment of additional service-based vesting requirements. If the Company achieves FFO per share of greater than $8.62 but less than $9.80 for 2017, then the number of C Units that may be earned would be between 50% and 100% based on linear interpolation, subject to fulfillment of additional service-based vesting requirements.

After determining the number of A Units, B Units and C Units respectively, that are earned, such earned A Units shall vest on January 1, 2018, such earned B Units shall vest on January 1, 2019 and such earned C Units shall vest on June 30, 2019, in each case subject to David Simon's continued employment or service with the Company through such applicable date, provided that the A Units, B Units and C Units may become vested earlier upon certain terminations of employment or service, as set forth below.

The 2011 CEO Retention Agreement contains a double trigger change in control provision which requires David Simon to be terminated by us without Cause or to resign for Good Reason, in each case during the period commencing six months prior to and ending eighteen months after the change in control, in order for the CEO LTIP Units to vest in connection with a change in control.

The 2011 CEO Retention Agreement provides that if David Simon dies or his employment or service is terminated by us due to Disability, then all unvested CEO LTIP Units will automatically vest. If David Simon's employment or service is terminated by us without Cause or by Mr. Simon for Good Reason, then the unearned CEO LTIP Units will not automatically vest, but will be eligible to vest as follows: (i) if such termination occurs after June 30, 2015 and on or prior to December 31, 2017, a portion of the

 40     SIMON PROPERTY GROUP   2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

remaining Unvested CEO LTIP Units will be earned equal to the product of (A) 100% of the unearned CEO LTIP Units that will vest if and to the extent that the Termination FFO per share is equal to or greater than FFO B per share (as defined below) for the year of termination and between 50% to 100% if such Termination FFO is equal to or greater than FFO A per share (as defined below) but less than FFO B per share (the exact percentage to be based on linear interpolation) multiplied by (B) a quantity equal to (1) the number of completed calendar months that David Simon completed from July 6, 2011 through the date of the such termination, divided by (2) 96 (the number of calendar months in his employment agreement term) and (ii) if such termination occurs after December 31, 2017, a portion of the remaining Unvested CEO LTIP Units shall become Vested CEO LTIP Units with such portion equal to the product of (A) the number of Unvested CEO LTIP Units (after taking into account the number of Unvested CEO LTIP Units if any that shall be forfeited after calendar year 2017 to the extent the performance goals were not achieved), multiplied by (B) (1) the number of completed calendar months from July 6, 2011 through the date of the such termination, divided by (2) 96.

"Termination FFO" per share means the FFO per share for the most recent calendar quarter multiplied by four (resulting in an annualized FFO per share number). "FFO A" means for 2015, 2016 and 2017, respectively: (i) for 2015: $8.07 multiplied by a percentage equal to (A) one hundred percent minus (B) the CAGR for the five year period preceding 2015; (ii) for 2016: $8.43 multiplied by a percentage equal to (A) one hundred percent minus (B) the CAGR for the five year period preceding 2016 and (iii) for 2017: $8.62 multiplied by a percentage equal to (A) one hundred percent minus (B) the CAGR for the five year period preceding 2017. "FFO B" means for 2015, 2016 and 2017, respectively: (i) for 2015: $8.86 multiplied by a percentage equal to (A) one hundred percent minus (B) the CAGR for the five year period preceding 2015; (ii) for 2016: $9.40 multiplied by a percentage equal to (A) one hundred percent minus (B) the CAGR for the five year period preceding 2016 and (iii) for 2017: $9.80 multiplied by a percentage equal to (A) one hundred percent minus (B) the CAGR for the five year period preceding 2017.

Pursuant to the 2011 CEO Retention Agreement, FFO shall be increased or decreased to give effect to (i) extraordinary, unusual or nonrecurring items, including without limitation a spin-off, or as a result of dispositions not made in the ordinary course, (ii) litigation or claim judgments or settlements; (iii) changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results (iv) other specific unusual or nonrecurring events, or objectively determinable category thereof; (v) nonrecurring charges; and (vi) a change in the Company's fiscal year. Each such adjustment, if any, shall be made by the Committee in order to prevent the undue dilution of Mr. Simon's rights.

Under the 2011 CEO Retention Agreement, the after-tax portion of distributions paid on Mr. Simon's unvested CEO LTIP units are used to buy shares of the Company's common stock, which are placed in escrow. As of December 31, 2016, there were 109,670 shares in escrow. In modifying the 2011 CEO Retention Agreement, the Committee and Mr. Simon agreed that the escrowed shares (and any shares purchased with distributions in respect of the remaining 280,000 CEO LTIP units under the 2011 CEO Retention Agreement prior to such units' cancelation on January 1, 2015) will be released to Mr. Simon on a pro rata basis based upon the satisfaction of performance-based and service-based criteria.

EMPLOYMENT AGREEMENT WITH RICHARD SOKOLOV

We have an employment agreement with Richard Sokolov the term of which will expire on December 31, 2017, subject to automatic renewals for one-year periods unless either party provides 30 days advance notice. The agreement provides for an annual base salary of $800,000, subject to annual review and adjustment by the Committee. The agreement also provides that he is eligible to receive a cash bonus of not less than 75% and not more than 150% of his base salary as determined by the Committee.

If Richard Sokolov's employment was terminated by us without "cause" or by him for "good reason," we would have to pay him an amount equal to one year's current base salary and his target bonus in twelve monthly installments. In those instances and also in the event of disability, any unvested equity awards that the Committee had granted would continue to vest provided that Richard Sokolov executes a release in favor of the Company and complies with the restrictive covenants described in the following paragraph.

The agreement includes covenants which restrict Richard Sokolov while he is employed and during any period of time in which equity awards continue to vest from: (1) soliciting any of our employees or inducing them to terminate their employment with us; (2) employing or offering employment to any persons employed by us in a non-administrative capacity during the previous twelve months; or (3) diverting any persons from doing business with us or inducing any persons from doing business with us or inducing anyone to cease being one of our customers or suppliers.

For purposes of Richard Sokolov's agreement, "cause" is defined as a substantial and continued failure to perform his duties (following notice and an opportunity to cure) or conviction of a felony. "Good reason" is defined as a material diminution of or material adverse change in his duties, offices or responsibilities (including removal from or failure to secure his election to, the Board); a material breach of our obligations; a failure to have the agreement assumed by any successor to our business; or a required relocation of his principal base location from Youngstown, Ohio or Indianapolis, Indiana.

 SIMON PROPERTY GROUP   2017 PROXY STATEMENT    41

COMPENSATION DISCUSSION AND ANALYSIS

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

The Committee has retained Semler Brossy Consulting Group, LLC ("Semler Brossy" or "Consultant") as its independent consultant since 2011. The Consultant reports directly to the Committee and performs no other work for the Company. The Committee has analyzed whether the work of Semler Brossy as a compensation consultant has raised any conflict of interest, taking into consideration the following factors:

i.
The provision of other services to the Company by Semler Brossy;

ii.
The amount of fees from the Company paid to Semler Brossy as a percentage of the firm's total revenue;

iii.
Semler Brossy's policies and procedures that are designed to prevent conflicts of interest;

iv.
Any business or personal relationship of Semler Brossy or the individual compensation advisors employed by the firm with an executive officer of the Company;

v.
Any business or personal relationship of the individual compensation advisors with any member of the Committee; and

vi.
Any stock of the Company owned by Semler Brossy or the individual compensation advisors employed by the firm.

The Committee has determined, based on its analysis of the above factors, that the work of Semler Brossy and the individual compensation advisors employed by Semler Brossy as compensation consultants to the Company has not created any conflict of interest.

 42     SIMON PROPERTY GROUP   2017 PROXY STATEMENT

PROPOSAL 4:      Ratification of Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP ("EY"), as our independent registered public accounting firm for 2017. Stockholders have the opportunity to ratify that selection in an advisory vote.

The Report of the Audit Committee, which follows this proposal contains information on the amount of fees paid to EY during 2016 and 2015. Representatives of EY will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

If the holders of a majority of voting shares voting on this matter do not approve the proposal, the Audit Committee will take into consideration the views of the stockholders and may, but will not be required to, appoint a different independent registered public accounting firm.

The Audit Committee and the Board Unanimously Recommend that Stockholders Vote FOR Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2017.

 REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for monitoring the integrity of the Company's consolidated financial statements, the qualifications, performance and independence of the Company's independent registered public accounting firm, the performance of the Company's internal auditor and the Company's compliance with legal and regulatory requirements. We have the sole authority to appoint or replace the Company's independent registered public accounting firm as well as approve their compensation. In addition, we have responsibility to oversee them. The Committee operates under a written charter adopted by the Board which can be found on our website at committeecomposition.simon.com. The Committee currently has three members and the Board has determined that each is a financial expert in accordance with the rules adopted by the SEC. The Board has also determined that each of the members of the Audit Committee is independent under the standards of director independence established under our Governance Principles, NYSE listing standards, and applicable securities laws.

Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for management's report on internal controls over financial reporting. The Company's independent registered public accounting firm is responsible for auditing the consolidated financial statements and expressing an opinion on the financial statements and the effectiveness of internal controls over financial reporting. Our responsibility is to oversee and review the financial reporting process and to review and discuss management's report on internal controls over financial reporting. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to the independence of the independent registered public accounting firm. We rely, without independent verification, on the information provided to us and on the representations made by management and its independent registered public accounting firm.

We held twelve meetings during 2016. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the Company's internal auditor, and its independent registered public accounting firm, EY.

We discussed with the Company's internal auditor and EY the overall scope and plans for their respective audits. We met with the internal auditor and EY, with and without management present, to discuss the results of their examinations and their evaluations of the Company's internal controls. We reviewed and discussed the Company's compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including consideration of the Public Company Accounting Oversight Board's ("PCAOB") Auditing Standard No. 5, An Audit of Internal Control Over Financial Reporting That is Integrated With an Audit of Financial Statements.

We discussed with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management processes.

We reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2016 with management, the internal auditor and EY. We reviewed EY's report on our financial statements, which indicated that the financial statements present fairly, in all material respects, our financial position and results of operations and cash flows in conformity with accounting principles generally accepted in the United States. We reviewed and discussed with management, the internal auditor and EY, management's report on the effectiveness of internal controls over financial reporting and EY's report on internal controls over financial reporting. We also discussed with management, the internal auditor and EY the process used to support certifications by the Company's CEO and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany

 SIMON PROPERTY GROUP   2017 PROXY STATEMENT    43

REPORT OF THE AUDIT COMMITTEE

the Company's periodic filings with the SEC and the processes used to support management's report on the Company's internal control over financial reporting.

We also discussed with EY matters required to be discussed by their professional standards, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by PCAOB Auditing Standards No. 16 Communications with Audit Committees.

We also received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent accountant's communications with us concerning independence and we discussed with EY the independence of that firm.

When analyzing EY's independence, we considered if the services EY provided to the Company beyond those rendered in connection with its audit of the Company's consolidated financial statements including (i) its audit of the effectiveness of internal controls over financial reporting and (ii) its reviews of the Company's quarterly unaudited consolidated financial statements, and whether such items were compatible with EY maintaining its independence. We concluded that the provision of such services by EY in the past year has not jeopardized EY's independence.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board that the Company's audited consolidated financial statements for the year ended December 31, 2016 be included in the Company's Annual Report.

The Audit Committee has also selected EY as the Company's independent registered public accounting firm for the year ended December 31, 2017, based on our belief that it is in the best interest of the Company and the stockholders, and will present the selection to the stockholders for ratification at the meeting. In connection with this decision, the Audit Committee assessed the independent auditor's performance. This assessment examined three primary criteria: (1) the independent auditor's qualifications and experience; (2) the communication and interactions with the independent auditor over the course of the year; and (3) the independent auditor's independence, objectivity, and professional skepticism. These criteria were discussed with management during a private session, as well as in executive session.

We would also like to note, that commencing this year a new lead audit partner has been appointed. This partner was identified after extensive discussions among management, the Audit Committee members and EY and we provided a report to the Board.

We approve all audit and permissible non-audit services to be provided to the Company by EY prior to commencement of services. We have delegated to the Chairman of the Audit Committee the authority to approve specific services up to specified individual and aggregate fee amounts. Any approval decisions are presented to the full Audit Committee at the next scheduled meeting after such approvals are made.

The Company has incurred fees for EY's services as shown below. The Audit Committee has final approval with respect to the amount of these fees. EY has advised us that it has billed or will bill the Company the below indicated amounts for the following categories of services for the years ended December 31, 2016 and 2015, respectively:

	2016	2015

Audit Fees(1)	$4,008,000	$4,072,000
Audit-Related Fees(2)	4,809,000	4,336,000
Tax Fees(3)	381,000	448,000
All Other Fees	0	0

(1)
Audit Fees include fees for the audits of the financial statements and the effectiveness of internal controls over financial reporting for us and the Operating Partnership and services associated with the related SEC registration statements, periodic reports, and other documents issued in connection with securities offerings.

(2)
Audit-Related Fees include audits of individual or portfolios of properties and schedules of recoverable common area maintenance costs to comply with lender, joint venture partner or tenant requirements and accounting consultation and due diligence services. Our share of these Audit-Related Fees is approximately 59% and 57% in 2016 and 2015, respectively. The increase in Audit-Related Fees was primarily due to an increase in the scope of services required in connection with certain property acquisitions and increased investments in certain joint ventures.

(3)
Tax Fees include fees for international and other tax consulting services and tax return compliance services associated with the tax returns for certain joint ventures as well as other miscellaneous tax compliance services. Our share of these Tax Fees was approximately 81% and 89% in 2016 and 2015, respectively.

The Audit Committee:

J. Albert Smith, Jr., Chairman
Larry C. Glasscock
Reuben S. Leibowitz

 44     SIMON PROPERTY GROUP   2017 PROXY STATEMENT

ADDITIONAL INFORMATION

ANNUAL REPORT

Our Annual Report, including financial statements audited by EY, our independent registered public accounting firm, and EY's report thereon, is available to our stockholders on the Internet as described in the Notice. In addition, a copy of our Annual Report will be sent to any stockholder without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to: Investor Relations, Simon Property Group, Inc., 225 West Washington Street, Indianapolis, Indiana 46204. Our Annual Report is also available and may be accessed free of charge at annualreports.simon.com.

STOCKHOLDER PROPOSALS AT OUR 2018 ANNUAL MEETING

RULE 14a-8 STOCKHOLDER PROPOSALS

To be considered for inclusion in the proxy materials for the 2018 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act, a stockholder proposal made pursuant to such rule must be received by the General Counsel and Secretary of the Company, Steven E. Fivel, at 225 West Washington Street, Indianapolis, Indiana 46204, by the close of business on December 1, 2017. If the date of such meeting is changed by more than 30 days from May 10, 2018, the proposal must be received by the Company at a reasonable time before the Company begins to print and send its proxy materials. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and any other applicable laws and regulations.

STOCKHOLDER PROPOSALS OR OTHER BUSINESS OUTSIDE OF THE RULE 14a-8 PROCESS

The Company's By-Laws also establish an advance notice procedure for stockholders who wish to present a proposal of business or nominate a director before an annual meeting of stockholders but do not intend for the proposal to be included in the Company's Proxy Statement pursuant to Rule 14a-8. Pursuant to the Company's By-Laws, such a proposal of business or nomination of a director may be brought before the meeting by a stockholder who is entitled to vote at such meeting and who gives timely notice of such proposal or nomination and otherwise satisfies the applicable requirements. To be timely for the 2018 annual meeting of stockholders, such notice must be received by the General Counsel and Secretary of the Company, Steven E. Fivel, at 225 West Washington Street, Indianapolis, Indiana 46204 by the close of business on January 10, 2018. If the date of the 2018 annual meeting of stockholders is changed by more than 30 days from May 10, 2018, the proposal must be received by the Company not later than the close of business on the later of 120 calendar days in advance of the 2018 annual meeting of stockholders or 10 calendar days following the date upon which public announcement of the date of the meeting is first made.

PROXY ACCESS NOMINATIONS

The Company's By-Laws also establish a proxy access provision for stockholders who wish to include director nominees in the Company's proxy statement, which will first become available to stockholders for the 2018 annual meeting of stockholders. Such nomination of a director may be submitted by a stockholder if the stockholder nominee, nominating stockholder and nomination process meet certain requirements outlined in our By-Laws, including that timely notice of such director nomination is provided. To be timely for the 2018 annual meeting of stockholders, such notice must be received by the General Counsel and Secretary of the Company, Steven E. Fivel, at 225 West Washington Street, Indianapolis, Indiana 46204 not later than December 1, 2017 nor earlier than November 1, 2017. If the date of the 2018 annual meeting of stockholders is changed more than 30 days from May 10, 2018, the notice must be received no later than the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made. For more information on our proxy access provision, see the section of this Proxy Statement titled "Corporate Governance of the Company—Policies on Corporate Governance."

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and thus file periodic reports and other information with the SEC. These reports and the other information we file with the SEC can be read and copied at the public reference room facilities maintained by the SEC in Washington, DC at 100 F Street, N.E., Washington, DC 20549. The SEC's telephone number to obtain information on the operation of the public reference room is (800) SEC-0330. These reports and other information are also filed by us electronically with the SEC and are available at its website, www.sec.gov.

INCORPORATION BY REFERENCE

To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement, titled, "Compensation Committee Report" and "Report of the Audit Committee" should not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

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FREQUENTLY ASKED QUESTIONS AND ANSWERS

WHAT IS A PROXY?

A proxy is your legal designation of another person to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the persons named in the proxy card, David Simon and Larry C. Glasscock, the authority to vote your shares in the manner you indicate on your proxy card.

WHO IS ELIGIBLE TO VOTE?

You are eligible to vote on all matters presented to the stockholders at the meeting if you own shares of our common stock, par value $.0001 per share, or Class B common stock, par value $.0001 per share, at the close of business on the Record Date.

All of the Class B common stock is subject to voting trusts as to which David Simon and Herbert Simon are the voting trustees. The Board is not soliciting proxies in respect of the Class B common stock.

HOW MANY SHARES MAY VOTE AT THE MEETING?

On the Record Date, there were outstanding 312,333,402 shares of common stock and 8,000 shares of Class B common stock. As a result, a total of 312,341,402 shares are entitled to vote (which we refer to in this Proxy Statement as the "voting shares") on all matters presented to stockholders at the meeting.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

The presence at the meeting in person or by proxy of holders of shares representing a majority of all the votes entitled to be cast at the meeting, or 156,170,702 voting shares, will constitute a quorum for the transaction of business.

WHAT IS THE DIFFERENCE BETWEEN A "STOCKHOLDER OF RECORD" AND A "STREET NAME" HOLDER?

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare Shareowner Services, our transfer agent, you are a "stockholder of record." If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a "street name" holder.

HOW DO I VOTE MY SHARES?

If you are a "stockholder of record," you have several choices. You can vote your shares by proxy:

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Via the Internet;

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By telephone;

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By mailing your proxy card. Please refer to the specific instructions set forth on the Notice or printed proxy materials. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder. If you hold your shares in "street name," your broker/bank/trustee/nominee will provide you with materials and instructions for voting your shares; or

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By voting in person at Simon Property Group Headquarters, 225 W. Washington Street, Indianapolis, Indiana 46204 on May 10, 2017 at 8:30 a.m. EDT.

CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

If you are a "stockholder of record," you may vote your shares in person at the meeting. If you hold your shares in "street name," you must obtain a proxy from your broker, bank, trustee or nominee, giving you the right to vote the shares at the meeting.

ADMISSION REQUIREMENTS—WHAT DO I NEED TO DO TO ATTEND THE MEETING IN PERSON?

Proof of stock ownership and some form of government-issued photo identification (such as a valid driver's license or passport) will be required for admission to the meeting. Only stockholders who owned Company common stock as of the close of business on the Record Date are entitled to attend the meeting.

If your shares are registered in your name and you owned Company common stock as of the close of business on the Record Date, you only need to provide some form of government issued photo identification for admission.

If your shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the meeting if you bring a recent bank or brokerage statement showing that you owned shares of common stock on the Record Date, and provide some form of government-issued photo identification.

WHAT ARE THE BOARD'S RECOMMENDATIONS ON HOW I SHOULD VOTE MY SHARES?

The Board recommends that you vote your shares as follows:

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Proposal 1: FOR all of the nominees for election as directors named in this Proxy Statement.

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FREQUENTLY ASKED QUESTIONS AND ANSWERS

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Proposal 2: FOR ONE YEAR for the advisory vote on the frequency of executive compensation advisory votes.

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Proposal 3: FOR the advisory vote to approve executive compensation.

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Proposal 4: FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017.

HOW WOULD MY SHARES BE VOTED IF I DO NOT SPECIFY HOW THEY SHOULD BE VOTED?

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If you sign and return a proxy card without indicating how you want your shares to be voted, the persons named as proxies will vote your shares as follows:

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Proposal 1: FOR all of the nominees for election as directors named in this Proxy Statement.

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Proposal 2: FOR ONE YEAR for the advisory vote on the frequency of executive compensation advisory votes.

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Proposal 3: FOR the advisory vote to approve executive compensation.

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Proposal 4: FOR the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm (independent auditors) for the year ending December 31, 2017.

HOW WILL ABSTENTIONS BE TREATED?

For the Annual Meeting, abstentions will have no effect on the outcome of Proposal 1: Election of Directors, Proposal 2: Advisory Vote on the Frequency of Executive Compensation Advisory Votes, Proposal 3: Advisory Vote to Approve Executive Compensation and Proposal 4: Ratification of Independent Registered Public Accounting Firm because abstentions do not count as votes cast under the majority of votes cast standard or, in the case of Proposal 2, in determining the frequency of the advisory vote on the Company's executive compensation.

However, abstentions will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present.

WHAT ARE BROKER NON-VOTES AND HOW WILL BROKER NON-VOTES BE TREATED?

A broker non-vote occurs when a nominee, such as a broker, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote for that particular proposal and has not received instructions from the beneficial owner as to how to vote its shares. Proposals 1, 2 and 3 fall into this category. If you do not provide your broker with voting instructions, any of your shares held by the broker will not be counted as having been voted on any of these proposals. We do not expect there to be any broker non-votes with respect to Proposal 4, as brokers are entitled to vote on the ratification of independent registered accounting firms. "Broker non-votes" will be considered present at the Annual Meeting and will be counted towards determining whether or not a quorum is present.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

All voting shares are entitled to one vote per share. To approve each of the proposals, the following votes are required from the holders of voting shares.

PROPOSAL NUMBER	SUBJECT	VOTE REQUIRED	IMPACT OF ABSTENTIONS AND BROKER NON-VOTES, IF ANY

1	Election of eleven directors named in the Proxy Statement	More votes FOR than AGAINST. Under our By-Laws, for purposes of this proposal, a "majority of votes cast" means more votes cast FOR than AGAINST.	Abstentions and broker non-votes will not impact the outcome of this proposal, as they are not considered votes cast under the majority of votes cast standard.

2	Advisory vote on the frequency of executive compensation advisory votes	Frequency receiving the greatest number of votes (i.e., every one, two or three years) will be considered the recommendation of the stockholders.	Abstentions and broker non-votes will not impact the outcome of this proposal.

3	Advisory vote to approve executive compensation	Majority of votes cast.	Abstentions and broker non-votes will not impact the outcome of this proposal, as they are not considered votes cast under the majority of votes cast standard.

4	Ratify the appointment of EY as our independent registered public accounting firm for 2017	Majority of votes cast.	Abstentions will not impact the outcome of this proposal, as they are not considered votes cast under the majority of votes cast standard. We do not expect there to be any broker non-votes with respect to this proposal, as brokers are entitled to vote on the ratification of independent registered accounting firms.

 SIMON PROPERTY GROUP   2017 PROXY STATEMENT    47

FREQUENTLY ASKED QUESTIONS AND ANSWERS

The voting trustees who vote the Class B common stock have advised us that they intend to vote all shares of the Class B common stock FOR the election of all nominees, FOR Proposals 3 and 4 being submitted by the Board and ONE YEAR for Proposal 2 as the frequency of the executive compensation advisory votes.

WHAT IS THE VOTING STANDARD FOR STOCKHOLDERS' NON-BINDING PROPOSALS?

While there are no non-binding stockholder-submitted proposals on the ballot this year, any such proposal would be subject to the Company's majority of votes cast voting standard, which means that abstentions and broker non-votes will not impact the outcome of such proposals. The Company is including this statement regarding the voting standard applicable to non-binding stockholder-submitted proposals as a result of discussions with stockholders of Newground Social Investment represented by Investor Voice.

WHY DID I RECEIVE MORE THAN ONE NOTICE OR PROXY CARD?

You will receive multiple Notices or cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in "street name"), you will receive your proxy card or other voting information from your broker, and you will return your proxy card(s) to your broker. You should vote on and sign each proxy card you receive.

CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY PROXY CARD?

You may revoke your proxy by doing one of the following:

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By sending a written notice of revocation to our Secretary at 225 West Washington Street, Indianapolis, Indiana 46204 that is received prior to the Annual Meeting, stating that you revoke your proxy;

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By signing a later-dated proxy card and submitting it so that it is received prior to the Annual Meeting in accordance with the instructions included in the proxy card(s); or

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By attending the Annual Meeting and voting your shares in person.

WILL THE RESULTS OF THE ADVISORY VOTES ON EXECUTIVE COMPENSATION AND THE FREQUENCY OF THE ADVISORY VOTES ON EXECUTIVE COMPENSATION BE BINDING ON THE COMPANY OR ITS BOARD?

The outcome of the advisory votes on executive compensation and the frequency of the advisory votes on the executive compensation will not bind the Company or restrict the Board in any manner when the Board makes decisions on these subjects. The Board could, if it concluded it was in our best interests to do so, choose not to follow or implement the stockholders' advice on these matters.

WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?

We know of no other matters other than the items of business described in this Proxy Statement that can be considered at the Annual Meeting. If other matters requiring a vote do arise, the persons named as proxies will have the discretion to vote on those matters for you.

WHO WILL COUNT THE VOTES?

Broadridge Financial Solutions, Inc. will count the votes and will facilitate the engagement of an independent inspector of election. The inspector will be present at the Annual Meeting.

WILL THE MEETING BE ACCESSIBLE TO DISABLED PERSONS?

Our corporate headquarters is accessible to disabled persons. Please call us at least five days in advance at 317-685-7330 if you require any special accommodations.

HOW CAN I REVIEW THE LIST OF STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING?

A list of stockholders entitled to vote at the meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m. (EDT), at our offices at 225 West Washington Street, Indianapolis, Indiana 46204. If you were a stockholder on the Record Date, and would like to view the stockholder list, please contact our Secretary to schedule an appointment.

WHO PAYS THE COST OF THIS PROXY SOLICITATION?

The Company will pay the cost of soliciting proxies in connection with this Proxy Statement, including the cost of preparing, assembling and mailing the proxy materials. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so. In

 48     SIMON PROPERTY GROUP   2017 PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS AND ANSWERS

addition, we have hired Georgeson, Inc. to assist in the solicitation of proxies. We will pay Georgeson, Inc. a base fee of $25,000 for its proxy solicitation services.

IS THIS PROXY STATEMENT THE ONLY WAY THAT PROXIES ARE BEING SOLICITED?

Certain employees or other representatives of the Company may also solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

HAS THE COMPANY ADOPTED A MAJORITY VOTING STANDARD?

Yes. Under our By-Laws, in an uncontested election a nominee will be elected only if the number of votes cast FOR a director's election exceeds the number of votes cast AGAINST that director's election. A nominee who receives more AGAINST votes than FOR votes will be required to tender his or her resignation, subject to acceptance by the Board. For more information, see the section of this Proxy Statement titled "Corporate Governance Matters—Majority Vote Standard for Election of Directors."

WHERE DO I FIND RECONCILIATION OF NON-GAAP TERMS TO GAAP TERMS?

FFO is a non-GAAP financial measure that we believe provides useful information to investors. Please refer to Management's Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report for a definition and reconciliation of FFO to consolidated net income and FFO per share to net income per share.

NOI is a non-GAAP financial measure that we believe provides useful information to investors. Please refer to Management's Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report for a definition and reconciliation of NOI to consolidated net income and set forth the computations of portfolio NOI and comparable property NOI.

ATTEND OUR ANNUAL MEETING

Date and Time:	May 10, 2017 at 8:30 a.m. EDT
Location:	Simon Property Group Headquarters 225 W. Washington Street Indianapolis, Indiana 46204
Record Date:	March 15, 2017

 SIMON PROPERTY GROUP   2017 PROXY STATEMENT    49

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 9, 2017. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. SIMON PROPERTY GROUP, INC. 225 WEST WASHINGTON STREET INDIANAPOLIS, IN 46204 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 9, 2017. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the election of eight director nominees as disclosed in Proposal 1: 1. Election of Directors Nominees Glyn F. Aeppel For 0 0 0 0 0 0 0 0 2 years 0 Against 0 0 0 0 0 0 0 0 3 years 0 Abstain 0 0 0 0 0 0 0 0 Abstain 0 1a The Board of Directors recommends you vote FOR Proposals 3 and 4. For 0 0 Against 0 0 Abstain 0 0 1b Larry C. Glasscock 3. An advisory vote to approve executive compensation. Ratification of Ernst & Young LLP as our independent registered public accounting firm for 2017. 1c Karen N. Horn, Ph.D. 4. 1d Allan Hubbard 1e Reuben S. Leibowitz NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1f Gary M. Rodkin 1g Daniel C. Smith, Ph.D. 1h J. Albert Smith, Jr. The Board of Directors recommends you vote for 1 YEAR on Proposal 2: 2. An advisory vote on the frequency of advisory votes on executive 1 year 0 compensation. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000323223_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report on Form 10-K for the fiscal year ended December 31, 2016, Notice and Proxy Statement is/are available at www.proxyvote.com . SIMON PROPERTY GROUP, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2017 The stockholder hereby appoints David Simon and Larry C. Glasscock, or either of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Simon Property Group, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m., Eastern Daylight Time, on May 10, 2017, at 225 WEST WASHINGTON STREET, INDIANAPOLIS, INDIANA, 46204 and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" ALL EIGHT NOMINEES LISTED ON THE REVERSE SIDE FOR ELECTION TO THE BOARD OF DIRECTORS, "1 YEAR" FOR PROPOSAL 2, "FOR" PROPOSAL 3 AND "FOR" PROPOSAL 4. IF ANY OTHER MATTER IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side 0000323223_2 R1.0.1.15